SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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UMB Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UMB Financial Corporation

Notice of Annual Meeting of Shareholders

and Proxy Statement

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 22, 2008

9:00 a.m. CDT

UMB Bank Building

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 22, 2008

The Annual Meeting of Shareholders of UMB Financial Corporation (the “Company”) will be held at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106 on April 22, 2008, at 9:00 a.m. CDT. We are holding the Annual Meeting for the following purposes:

1) To elect five Class II directors to hold office until the Annual Meeting of 2011;

2) To ratify the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008;

3) To amend the UMB Financial Corporation Long-Term Incentive Compensation Plan;

4) To amend the 2002 UMB Financial Corporation Incentive Stock Option Plan;

5) To consider a shareholder proposal to eliminate classification of terms of the Company’s Board of Directors to require that all directors stand for election annually; and,

6) To transact such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 4, 2008, will be entitled to notice of, and to vote at, this meeting or any adjournments thereof. This Proxy Statement is being mailed on or about March 18, 2008.

It is important that your shares be represented at the meeting. We urge you to exercise your right to vote by completing and returning the enclosed proxy card.

By Order of the Board of Directors,

Dennis R. Rilinger

Secretary

The date of this notice is March 18, 2008.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed beginning March 18, 2008, to the shareholders of record of the common stock, par value one dollar ($1.00) per share, of UMB Financial Corporation (the “Company”) as of March 4, 2008 (the “record date”). The Company’s Board of Directors (the “Board”) is soliciting proxies to be used at the 2008 Annual Meeting of its shareholders which will be held at 9:00 a.m. CDT on April 22, 2008, at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106, and any adjournment thereof (the “Annual Meeting”).

Attendance at the Annual Meeting is limited to shareholders of record or their proxies, beneficial owners of Company common stock having evidence of such ownership, and guests of the Company.

Proxies are being solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. This Proxy Statement contains information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to Be Held on April 22, 2008

This Proxy Statement, Annual Report to Shareholders, and Annual Report on Form 10-K for the year ended December 31, 2007, are also available at www.edocumentview.com/UMBF, together with any amendments to any of these materials that are required to be furnished to shareholders.

Shareholders will meet for the following purposes:

1)	To elect five Class II directors who will hold office until the Annual Meeting of 2011;

2)	To ratify the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008;

3)	To amend the UMB Financial Corporation Long-Term Incentive Compensation Plan (“Long-Term Plan”);

4)	To amend the 2002 UMB Financial Corporation Incentive Stock Option Plan (“2002 Plan”);

5)	To consider a shareholder proposal to eliminate classification of terms of the Company’s Board of Directors to require that all directors stand for election annually; and

6)	To transact such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for directors “FOR” the ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008; “FOR” the amendments to the Long-Term Plan; “FOR” the amendments to the 2002 Plan; and “AGAINST” the shareholder proposal to eliminate classification of terms of the Company’s Board of Directors to require that all directors stand for election annually.

Shareholders do not have any dissenters’ rights of appraisal in connection with any of these matters.

Who Can Vote

Holders of the Company’s common stock at the close of business on March 4, 2008, are entitled to notice of, and to vote at, the Annual Meeting. On March 7, 2008, there were 41,081,559 shares of Company common stock outstanding. Each share is entitled to one vote on each matter properly brought before the Annual Meeting other than the election of directors (which is done by cumulative voting). Shares can be voted at the Annual Meeting only if the shareholder is present or represented by a valid proxy. If you have shares attributable to your account under the Company’s Employee Stock Ownership Plan, you have the right to direct the voting of those shares. Any shares not so directed will be voted by the trustee, Marshall & Ilsley Trust Company, N.A. If you have a beneficial interest in shares allocated to your account under the Company’s Profit Sharing and 401(k) Plan, you have the right to direct the voting of those shares; any shares not so directed will not be voted.

Voting

Your vote is important. Since many shareholders cannot personally attend the meeting, a large number must be represented by proxy. Proxies may be given by either a written proxy card or by communicating with the Company’s transfer agent by use of the internet or telephone. Instructions for giving your proxy by either means accompany this Proxy Statement. Proxies may be revoked at any time before they are exercised: (i) by written notice to the Corporate Secretary, (ii) by telephone or electronic notice to the Company’s transfer agent, (iii) by a properly executed, later-dated written or electronic proxy, or (iv) by voting by ballot at the Annual Meeting. Your voting method will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record authorizing you to vote at the Annual Meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted: 1) equally in favor of the election of all nominees listed on the proxy card; 2) in favor of ratifying the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008; 3) in favor of approving the amendments to the Long-Term Plan; 4) in favor of approving the amendments to the 2002 Plan; and 5) in opposition to the shareholder proposal to eliminate the classification of terms of the Company’s Board of Directors to require that all directors stand for election annually. Votes will be counted by the inspectors of the election appointed by the Chairman at the Annual Meeting.

The inspectors of the election will treat abstentions and broker non-votes (as defined below) as present for determining whether a quorum is present. If you are the beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions (“Uninstructed Shares”), under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. Proposal 1 (Election of Directors) and Proposal 2 (Approval of Auditors) are considered routine matters. Proposal 3 (Approval of Amendment of the Long Term Plan), Proposal 4 (Approval of Amendments to the 2002 Plan) and Proposal 5 (Shareholder Proposal) involve matters that the Company believes will be considered non-routine.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The Company encourages you to provide voting instructions to the organization that holds your shares. The impact of abstentions and broker non-votes for purposes of determining the approval of any matter submitted to the shareholders for a vote is described in the “Required Votes” sections below.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote, subject to and in accordance with the requirements set forth in Rule 14a-4(c) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company does not anticipate that any other matters will be raised at the Annual Meeting.

Solicitation of Proxies

The Company is soliciting the proxy and will pay the cost of the solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by employees of the Company. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to security owners and updating their proxies.

Delivery of Voting Materials to Shareholders

Two or more registered shareholders (shareholders whose shares are not held in street name) sharing the same address will each receive a complete set of the proxy voting materials (Annual Report, Annual Report on Form 10-K, Proxy Card, and Proxy Statement). Services that deliver the Company’s proxy voting materials to shareholders that hold Company stock in street name through a bank, broker or other beneficial holder of record may deliver to multiple shareholders sharing the same address only one set of the Company’s Annual Report, Annual Report on Form 10-K, and Proxy Statement, but separate proxy cards for each shareholder. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report, Annual Report on Form 10-K, and/or Proxy Statement to any shareholder at a shared address to which a single copy was delivered. Shareholders may notify the Company of their requests by writing:

Corporate Secretary

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, Missouri 64106

or by calling (816) 860-7889. Registered shareholders voting by the internet will have the opportunity to request electronic delivery of proxy materials for the 2009 Annual Meeting.

Required Votes—Election of Director Nominees

Voting is cumulative in the election of directors. The Board is divided into three classes which are equal in number. At each Annual Meeting of shareholders, the directors constituting one class are elected for a three-year term. In addition, if an individual has been reclassified or is appointed to fill a vacancy in one of the other two classes since the last Annual Meeting, his/her name will also be submitted for a shareholder vote.

In voting for the election of directors in any class, cumulative voting is permitted and shareholders are entitled to cast as many votes as shall equal the number of shares of stock held, multiplied by the number of directors to be elected in that class. Such votes may be cast all for a single candidate in that class or the votes may be distributed among the candidates in the class, as the shareholder directs. If you withhold authority to vote for any individual nominee, the shares attributed to such nominee will go unvoted unless allocated to another nominee. Shareholders desiring to specifically allocate such shares to a specific candidate or specific candidates through cumulative voting must vote their shares by returning the proxy card or by voting in person at the Annual Meeting. Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of directors. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card.

Each nominee must be elected by a plurality of the votes of the shares entitled to vote on the election of the directors in that class and represented in person or by proxy at a meeting at which a quorum is present.

While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more is unable to do so, the proxies will be voted for substitute nominees selected and approved by the Board’s Corporate Governance Committee and nominated by the Board.

Required Votes—Ratification of Selection of Auditors

To be approved, the ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008 requires the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Uninstructed Shares are entitled to vote on this matter. Therefore, broker non-votes and abstentions will have the effect of negative votes.

Required Votes—Approval of the Amendments to the Long–Term Plan, Approval of Amendments to the 2002 Plan, Shareholder Proposal, and Other Matters

To be adopted, these proposals must receive the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares not entitled to vote on these matters, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially more than five percent of the common shares of the Company (the only outstanding voting securities of the Company) at the close of business on March 7, 2008:

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
R. Crosby Kemper 1010 Grand Blvd. Kansas City, Missouri, 64106	5,700,712	(1)	13.85%
Advisory Research Inc. 180 North Stetson St., Suite 5500 Chicago, IL 60601	3,524,468	(2)	8.57%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,678,114	(2)	6.50%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California	2,309,047	(3)	5.61%
Thomas J. Wood III 8055 Bond Lenexa, Kansas, 66208	2,289,222	(4)	5.56%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	2,120,181	(5)	5.15%
Marshall & Ilsley Corporation 770 North Water Street Milwaukee, Wisconsin, 53202	2,113,498	(6)	5.14%

(1)	Includes 13,058 shares held by Mary S. Kemper (wife of R. Crosby Kemper). Includes 295,850 shares held by Kemper Realty Company and 403,404 shares held by Pioneer Service Corporation. Each of these are entities through which voting and investment decisions may be controlled, directly or indirectly, by R. Crosby Kemper. Also includes 1,549,214 shares held by UMB Bank, n.a. as either sole trustee or co-trustee; in each case R. Crosby Kemper has or shares voting or investment powers. Of this number, 741,272 shares are held in trusts established under the will of Rufus Crosby Kemper, and 70,362 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB Bank, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. 670,902 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, J. Mariner Kemper, and Sheila Kemper Dietrich, or any two of them. 12,756 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, J. Mariner Kemper, and Mary S. Kemper or any two of them; and 53,922 shares are owned by the William T. Kemper Foundation and may be voted or disposed of by UMB Bank, n.a., but only upon the direction of R. Crosby Kemper.

(2)	According to information provided to the Company in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008.

(3)

According to information provided to the Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2008, Dimensional Fund Advisors, Inc. (“Dimensional”) has sole voting and discretionary power over all of the shares reported. All of the shares are held by investment companies, trusts and accounts for which Dimensional serves as investment manager, and Dimensional disclaims all beneficial ownership of such shares.

(4)	Includes 510,706 shares held in fiduciary accounts where Thomas J. Wood is given the authority by the documents to vote and/or dispose of the shares of the Company and 1,764,076 shares held by the Wood Family Partnership of which Mr. Wood is a general partner.

(5)	According to information provided to the Company in Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008. According to the filing, 1,077,818 are beneficially owned by Barclays Global Investors, n.a.; 1,005,165 shares are beneficially owned by Barclays Global Fund Advisors; and 37,198 shares are beneficially owned by Barclays Global Investors, Ltd.

(6)	According to information provided to the Company in Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, Marshall & Ilsley Trust Company n.a., as directed trustee holds 2,110,878 shares in one or more employee benefit plans (primarily the Company’s 401(k) and Profit Sharing and ESOP plans) where it may be viewed as having voting or dispositive authority in certain situations pursuant to SEC and Department of Labor regulations or interpretations.

Stock Owned By Directors, Nominees, and By Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned (as defined in Rule 13d-3 of the Exchange Act), as of March 7, 2008, by each director, each nominee, and by the executive officers named in the Summary Compensation Table. It also includes the shares beneficially owned by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Holdings (1)		Percent of Class
Theodore M. Armstrong	4,986		*
David R. Bradley, Jr.	18,968		*
Peter J. deSilva	65,966		*
Terrence P. Dunn	9,534		*
Kevin C. Gallagher	233		*
Peter J. Genovese	72,377		*
Greg M. Graves	818		*
Michael D. Hagedorn	21,854		*
Alexander C. Kemper	1,641,851	(2)	3.98%
J. Mariner Kemper	1,584,743	(3)	3.84%
John H. Mize, Jr.	904		*
Kris A. Robbins	2,818		*
Thomas D. Sanders	4,826		*
L. Joshua Sosland	7,408		*
Paul Uhlmann III	7,594		*
Dr. Jon Wefald	9,240		*
Clyde W. Wendel	12,793		*
Thomas J. Wood III	2,289,222		5.55%
All Directors and executive officers as a Group	5,831,543	(4)	14.14%

*	Less than 1% of outstanding shares.

(1)

Includes shares of common stock held directly by the individuals as well as by members of such individuals’ immediate families who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Also includes restricted shares of common stock held by executive officers which are not vested, but for which the executive officer has voting rights, and shares that are subject to outstanding options exercisable within 60 days. The following named executive officers have options that are exercisable within 60 days for the amounts shown: Peter J. deSilva—8,048, Peter J. Genovese—20,364 shares, Michael D. Hagedorn—3,061, and J. Mariner Kemper—21,373 shares. In addition, all other executive officers collectively hold such options to acquire 43,474 shares. J. Mariner Kemper has pledged 20,000 shares of common stock as security.

(2)	Includes 295,850 shares held by Kemper Realty and 403,404 shares held by Pioneer Service Corporation. Alexander Kemper serves as an officer and a director of each of these entities, and may control voting and investment decisions, directly or indirectly. Also includes 120,026 shares held by UMB Bank, n.a. as either sole trustee or co-trustee; in each case Alexander Kemper shares with other family members (including Mariner Kemper) voting and/or investment powers. Also includes 741,422 shares held in trusts established under the will of Rufus Crosby Kemper, and 70,362 shares held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB Bank, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them.

(4)	Includes 295,850 shares held by Kemper Realty and 403,404 shares held by Pioneer Service Corporation. Mariner Kemper serves as an officer and a director of each of these entities, and may control voting and investment decisions, directly or indirectly. Also includes 120,026 shares held by UMB Bank, n.a. as either sole trustee or co-trustee; in each case Mariner Kemper shares with other family members (including Alexander Kemper) voting and/or investment powers. 670,902 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, Mariner Kemper, and Sheila Kemper Dietrich, or any two of them. 12,756 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, Mariner Kemper, and Mary S. Kemper or any two of them.

(4)	Shares held in foundations, trusts and companies over which more than one member of the Board or executive officers share voting and/or investment power have been included only one time in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 2007 all of its officers, directors and greater-than-10% beneficial owners complied with applicable Section 16(a) filing requirements, except as follows. Alexander Kemper filed a late Form 4 reporting the sale of 100 shares of common stock and a late Form 4 reporting the sale of 264 shares of common stock. Clyde Wendel filed a transaction late on a Form 5 reporting the withholding of 679 shares of common stock to satisfy his tax withholding obligation on vesting restricted stock.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines for the Company. Such Guidelines set forth a set of corporate governance principles that provide a flexible framework within which the Board may conduct business. A copy of the Corporate Governance Guidelines may be found on the Company’s website at www.umb.com/investor.

Committees of the Board of Directors

The Company has the following three standing committees: an audit committee, corporate governance and nominating committee, and compensation committee. Each is described below.

Governance Committee. The Company’s Corporate Governance and Nominating Committee (the “Governance Committee”) has four members: Terrence P. Dunn (Chair), David R. Bradley, Jr., Paul Uhlmann III, and Thomas J. Wood III. During the 2007 fiscal year, L. Joshua Sosland also served as a member of the Governance Committee. The primary functions of the Governance Committee are to: (i) consult with the Board regarding the size, organization, composition and functioning of the Board and its committee structure and makeup, (ii) select and approve candidates for Board membership, (iii) recommend director-nominees for each Board committee, (iv) lead the Board in its periodic reviews of the Board’s and its committees’ performance, (v) develop and recommend for Board approval, a set of corporate governance principles applicable to the Company, (vi) evaluate and make recommendations to the Board regarding Board effectiveness and corporate governance policies and practices, and (vii) provide consultation or assistance to the Board on such other corporate governance matters as the Board may refer to it from time to time. The Governance Committee met four times during the 2007 fiscal year. The Governance Committee has a formal charter which is available on the Company’s website, at www.umb.com/investor. The Board has determined each current and former member of the Governance Committee to be independent, as defined in applicable SEC and the NASDAQ Global Select Market (“NASDAQ”) rules and regulations.

Audit Committee. The Company’s Audit Committee, a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The members of the Audit Committee are: Theodore M. Armstrong (Chair), Kevin C. Gallagher, John H. Mize, Jr., and Kris A. Robbins. During fiscal year 2007, David R. Bradley, Jr. also served as a member of the Audit Committee. The Board has determined each current and former member of the Audit Committee to be independent, as defined in applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules and regulations and qualified to serve on the Audit Committee under applicable SEC and NASDAQ requirements. The Board also determined, at its January 22, 2008, Board meeting, that Theodore M. Armstrong and Kris A. Robbins were each independent directors and qualified as audit committee financial experts, under applicable law and the NASDAQ rules. The Audit Committee met five times during the 2007 fiscal year. The Audit Committee has a formal charter which is available on the Company’s website at www.umb.com/investor.

The primary functions of the Audit Committee are to provide an evaluation, review and oversight of: (i) the quality, integrity and adequacy of the accounting, financial reporting, risk management and internal control functions of the Company and its subsidiaries; (ii) the integrity of the Company’s financial statements and related reporting process; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditors’ qualifications, independence and performance; and (v) the performance and adequacy of the Company’s internal audit function. The Audit Committee has sole authority over the appointment and replacement of the independent auditors, is directly responsible for the compensation, oversight and approval of the work of the independent auditors, and receives communications from the independent auditors. It is also responsible for preparing an Audit Committee report to be included in the Company’s annual proxy statement, and reviewing financial statements and other releases prior to filing with the SEC. The Audit Committee reviews and approves or ratifies related person transactions. Additionally, it establishes procedures for the processing of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The Company’s standing compensation committee (the “Compensation Committee”) consists of the following members: Greg M. Graves (Chair), Thomas D. Sanders, and Dr. Jon Wefald. During fiscal year 2007, L. Joshua Sosland and Michael J. Chesser also served on the Compensation Committee. The primary functions of the Compensation Committee are to: (i) establish and adjust the compensation of the chief executive officer and such other officers of the Company and its subsidiaries as the Compensation Committee may designate from time to time, (ii) review and discuss with management, the compensation discussion and analysis (“CD&A”) narrative required to be included in the Company’s annual report on Form 10-K and the proxy statement for the Annual Meeting of shareholders, and make a recommendation to the Board as to the inclusion of such CD&A in such documents, in accordance with applicable laws, rules and regulations, (iii) make recommendations to the Board regarding the compensation of directors who are not officers of the Company, (iv) administer the Company’s short-term incentive compensation plan, and stock option and equity compensation plans, including the granting of options and restricted stock grants thereunder, and (v) provide advice and recommendations to the Company’s management and Board on other compensation issues. The Board has determined each current and former member of the Compensation Committee to be independent under applicable SEC and NASDAQ rules and regulations, and to be a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee met seven times, and acted by unanimous consent once, during the 2007 fiscal year. The Compensation Committee has a formal charter which can be viewed on the Company’s website at www.umb.com/investor.

A narrative discussion of the process and procedures for the consideration and determination of executive compensation, including the Compensation Committee’s authority and role in such process, its delegation of certain of such authority to others, and the roles of Company executives and outside executive compensation consultants in making decisions or recommendations as to executive compensation, are contained in the “Executive Compensation—Compensation Discussion & Analysis” set forth below.

The consideration and determination of director compensation is conducted solely by the Compensation Committee. The Compensation Committee obtains from its consultant, Hewitt & Associates, peer group data, board compensation survey results, and suggestions on Board compensation issues. Based on such data and suggestions, as well as information it obtains from the Company’s management and from public sources, the Committee considers the issues, and makes recommendations to the full Board for formal approval and action on all Board compensation issues. Such consideration and recommendation is normally made on an annual basis.

Selection of Nominees for the Board of Directors

In identifying and evaluating nominees, the Governance Committee receives recommendations from Company management, from other directors, and from shareholders (in accordance with the procedures described below). The Governance Committee reviews information on each candidate and evaluates him/her based on the criteria set out in the Governance Committee Charter and the needs and requirements of the Company and its Board committees. The Governance Committee believes any director candidate should have the following minimum qualifications: be an individual of high character and integrity; have a reputation, both personal and professional, consistent with the image and reputation of the Company; and have expertise that may be useful to the Company. The Governance Committee considers various factors, including his/her independence, experience, diversity, age, geographic representation, business associations, economic relationships, education or special skills, prior service on the board of directors of a publicly-traded company, areas of expertise, reputation, ability to regularly attend and actively contribute to Board meetings, and other characteristics and qualities as identified by the Governance Committee or by the Board from time to time as being likely to enhance the effectiveness of the Board and its committees.

It is the policy of the Governance Committee to consider nominations of director candidates properly made or recommended by shareholders in accordance with applicable laws and regulations, or submitted in writing by shareholders to the Governance Committee providing the candidate’s name, biographical data and qualifications. Such written submissions should be sent to: “Board Corporate Governance and Nominating Committee, c/o Corporate Secretary, UMB Financial Corporation, 6th Floor, Mail Stop 1020604, 1010 Grand Blvd., Kansas City, Missouri 64106.” In its consideration of such nominees, the Governance Committee utilizes the same criteria and factors as described in the Governance Committee Charter and as set forth above. There is no difference between the manner in which candidates or nominees submitted by shareholders are evaluated, compared to the manner in which candidates or nominees submitted by management or by members of the Governance Committee or by any other person or entity are evaluated.

The Governance Committee met in January 2008, and selected candidates for the positions held by Class II directors whose terms are scheduled to expire at the April 22, 2008, Annual Meeting of Shareholders. The Board subsequently nominated the candidates to be presented to the shareholders as reflected in Proposal #1. The candidates identified in Proposal #1 are current directors standing for re-election.

Director Independence

The Board undertook a review of director independence at its January 22, 2008, meeting. During this review, it considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family or any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that the following members of the Board are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASD Marketplace Rule 4200. These members constitute a majority of the entire Board.

Theodore M. Armstrong	Kris A. Robbins
David R. Bradley, Jr.	Thomas D. Sanders
Terrence P. Dunn	L. Joshua Sosland
Kevin C. Gallagher	Paul Uhlmann III
Greg M. Graves	Dr. Jon Wefald
John H. Mize, Jr.	Thomas J. Wood III

In considering the issue of independence, the following relationships, transactions and/or arrangements involving, directly or indirectly, the directors referenced below were reviewed and considered: (i) to varying degrees, each of the directors (and/or his/her family members or entities with whom such directors or family members held executive positions or ownership interests or other rights which gave them an element of control or influence over such entity) has had a banking relationship with the Company’s banking subsidiaries, including deposit accounts, extensions of credit, credit cards, investment services, trust services and other personal or commercial banking services; (ii) companies with which four of the Directors are associated, received commercial extensions of credit from the Company’s banking subsidiaries during 2007; (iii) One of the Directors is the chief executive officer of a large construction company which built a new branch for the Company’s subsidiary bank in 2007; (iv) One of the Directors is the chief executive officer of a large company that obtained substantial commercial banking services from the Company’s banking subsidiaries; and (v) the Company repurchased shares of Company stock from an entity in which Director Thomas J. Wood III is a partner, under its stock repurchase plan on terms no less favorable to the Company than those of other stock repurchases by the Company under such repurchase plan from unrelated entities or persons. All of the above transactions and relationships involved contract terms (including price, fees, rates, and interest) no less favorable to the Company than those offered by or available to unrelated entities or persons. The Board concluded that the above arrangements (other than the transaction identified in (v) above, which is being reported below as a transaction reported pursuant to such Item 404) did not require disclosure under the provisions of Item 404 of Regulation S-K under the Exchange Act (see “Statement of Policy and Process” below), and considered all the transactions, relationships and arrangements in reaching its conclusions as to the independence of the directors. The Board concluded that none of the non-employee directors (other than Alexander C. Kemper, who is the brother of the chief executive officer of the Company and the son of a five-percent shareholder of the Company) has any relationship with the Company that would impair his independence. Richard Harvey, a Class II Director whose term is expiring on April 22, 2008 and who is not standing for re-election, and Michael D. Chesser, a Class III Director who resigned from the Board in January, 2008, were also determined by the Board in 2007 to be Independent Directors. In making those determinations, the Board considered the banking and commercial credit relationships that the Company’s banking subsidiaries had with two companies for which those individuals, respectively, served as chairman, and also considered the relationships and transactions and arrangements described in subsection (i) of this paragraph.

Attendance at the Board of Directors Meetings, Committee Meetings and Shareholders Meetings

The Board met five times during 2007, and the Executive Committee took action in lieu of meetings seven times during such year. The Audit Committee met five times; the Compensation Committee met seven times and acted by written unanimous consent on one occasion; and the Governance Committee met four times. All directors attended at least 75% of the aggregate of the number of Board meetings and committee meetings held during the portion of fiscal year 2007 during which he/she was a member thereof, except Kris A. Robbins (whose attendance was 70%).

The Board has adopted a formal policy that strongly encourages all members of the Board to attend the Company’s Annual Meeting of Shareholders, to facilitate communication between the directors and the shareholders of the Company. All elected members of the Board attended the prior annual meeting of shareholders held on April 24, 2007.

Transactions with Related Persons

Statement of Policy and Process

The Company has adopted a written Statement of Policy and Process (described below) under which the Company’s Audit Committee reviews, and approves or ratifies, any transaction or group of similar transactions (other than those involving compensation and which are reviewed by the Compensation Committee) for which disclosures under Item 404 of Regulation S-K under the Exchange Act are required. Such transactions include those in which the Company is or will be a participant, the amount involved exceeds $120,000, and in which any of the following “Related Persons” have a direct or indirect material interest: (i) any director or executive officer of the Company, (ii) any nominee for director, (iii) any person holding 5% or more of the Company’s securities, (iv) any “immediate family member” (as such term is defined in the Exchange Act) of a director or executive officer or nominee or 5% shareholder, and (v) any firm, corporation or other entity (each a “Related Entity”) in which any of the foregoing persons have a material indirect interest (but expressly excluding any indirect interest arising solely by reason of being a director thereof, or as a less-than-5%-shareholder or limited partner thereof).

No review, approval or ratification is, however, required for transactions (i) where the rates or charges involved are determined by competitive bids, or involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, (ii) involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (iii) where the interest of the Related Person arises solely from the ownership of a class of securities of the Company on which dividends or distributions are made to all holders of such securities on a pro rata basis, or (iv) involving indebtedness extended by any of the Company’s bank subsidiaries if the debt is not non-accrual, past due, restructured or constituting a problem credit under applicable regulatory guidance.

Key personnel in each of the relevant divisions and operations of the Company (and its subsidiaries) where any Related Persons are potential participants in a transaction covered by the Statement of Policy and Process, are responsible for monitoring and reporting to the General Counsel, any existing or contemplated transactions. After obtaining all appropriate data, the General Counsel informs the Audit Committee of any transactions for which review and approval/ratification may be required, and provides to the Audit Committee data and information necessary to conduct such review. If advance Audit Committee approval of a transaction does not occur, then it shall be considered after the transaction has been entered into, and if the Audit Committee determines it to be appropriate, the transaction may be ratified at the Audit Committee’s next regularly-scheduled meeting. If ratification is not considered appropriate, the Audit Committee shall direct the Company’s management to rescind and terminate the transaction as promptly, and on as favorable of conditions, as is feasible.

No member of the Audit Committee or Compensation Committee participates in any review, consideration, approval or ratification of any transaction with respect to which such member (or any of his or her immediate family members or any of his Related Entities) is involved.

In accordance with the Statement of Policy and Process, when reaching its decision as to whether to approve or ratify a transaction, the Audit Committee considers: (i) the terms of the transaction, (ii) whether completion of the transaction is consistent with the best interests of the Company and its shareholders, (iii) the benefits likely to accrue to the Company, (iv) the extent of the Related Person’s interest in the transaction, (v) whether the transaction presents a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), (vi) any impact the transaction may have on a Director’s independence, (vii) the availability of comparable products or services from sources other than the Related Person, (viii) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, or on terms comparable to those provided to Company employees generally, and (ix) whether the Company is obtaining products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources.

2007 Transactions

The Audit Committee reviewed and approved the following transactions:

R. Crosby Kemper, a holder of more than 5% of the Company’s voting securities and father of J. Mariner Kemper, director and Chief Executive Officer, and Alexander C. Kemper, director, received $150,000 during 2007 in consulting fees pursuant to a consulting agreement with the Company that is in effect on a month to month basis. The Company anticipates paying Mr. Kemper $12,500 per month under the consulting agreement for such period of time hereafter as such agreement may remain in effect. The Company will also provide Mr. Kemper with expense reimbursement, an automobile, secretarial and administrative support and office facilities.

R. Crosby Kemper, Alexander C. Kemper and J. Mariner Kemper together with certain other members of their immediate family, own a majority of the stock of Pioneer Service Corporation, and they serve as executive officers of such company. Prior to 2007, Pioneer Service Corporation leased three highway billboards and a parking lot located near the Company’s headquarters building, to the Company and its subsidiaries, under leases running through the end of 2006 and 2007, respectively. In January 2007, the Company modified and extended the leases by deleting one of the billboards and providing for a three-year term for the two remaining billboards and the parking garage, at an annual fixed rate for the entire three-year period, of $201,000 per year. The total of the lease payments made to such company during 2007 was $201,000, and it is contemplated that a lease payment in such amount will be paid to such company during 2008 and 2009 under the provisions of the leases.

On August 20, 2007, the Company purchased 300,000 shares of its Common Stock from the Wood Family Limited Partnership, at a price of $39.90 per share (the closing price of the Company’s Common Stock on such date on the NASDAQ exchange was $43.44 per share), for a total of $11,970,000. Thomas J. Wood III, a director of the Company is a general partner of the Wood Family Limited Partnership. This transaction was conducted under a stock repurchase program approved by the Company’s Board of Directors in 2007, and on terms and conditions (including price) no less favorable to the Company than those applicable to other stock repurchases by the Company under such repurchase plan from unrelated entities or persons under comparable circumstances.

During 2007, many of the Company’s directors, executive officers and their related companies and entities, were customers of, and had credit and other banking transactions with, the Company’s affiliate banks in the ordinary course of each respective bank’s business. Such relationships were, and continue to be, conducted on substantially the same terms as those prevailing at the same time for comparable transactions with persons not related to the Company. All loans and other indebtedness extended by such affiliate banks to such directors, executive officers and family members and related companies and entities, were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or its subsidiaries, and did not involve more than the normal risk of collectibility or present other unfavorable features.

In connection with the review of the compensation given to Company executives, the Company’s Compensation Committee reviewed and approved the continued employment of Heather K. Miller, being a sister of J. Mariner Kemper, director and Chief Executive Officer, and Alexander C. Kemper, director, and a daughter of R. Crosby Kemper, shareholder of more than 5% of the Company’s common stock, as Executive Vice President and member of the Management Committee, at a 2007 compensation level of $166,594 (which sum includes $34,111 paid in 2007 but representing a payout under the Company’s short-term incentive compensation plan for the fiscal year 2006). In February of 2008, the Compensation Committee reviewed and approved a $7,000 annual salary increase for Ms. Miller, based on an increased scope of responsibility. It is anticipated that Ms. Miller will continue such employment at a similar compensation level during 2008, with any changes to be reviewed and approved in advance by the Compensation Committee.

There were no transactions since the beginning of the Company’s 2007 fiscal year that were required to be reported in this Proxy or on the Company’s Annual Report on Form 10-K pursuant to the requirements of Item 404(a) of Regulation S-K where the policies and procedures described above did not require review, approval or ratification or where such policies and procedures were not followed.

Code of Ethics

The Company has adopted a Code of Ethics (“Code”) which applies to all employees, officers, and directors of the Company, including the chief executive officer, the chief financial officer and the chief accounting officer. There were no waivers of the Code during 2007. The Code can be viewed on the Company’s website at www.umb.com/investor. The Company will post any changes to the Code, as well as any waivers of the Code for directors, the chief executive officer, chief financial officer, chief accounting officer or any other executive officer, at the same location on such website.

Communications with the Board of Directors

The Board has adopted a formal policy providing a process for shareholders to send communications to the Board, or any individual director. Such communications must be in writing and sent to the Board (or to the individual director) at the following address: UMB Financial Corporation, Chairman of the Governance Committee, c/o Corporate Secretary, Mail Stop 1020604, 1010 Grand Blvd., Kansas City, MO 64106. All such shareholder communications will be acknowledged and reviewed by the Corporate Secretary, and the Corporate Secretary will regularly forward to the Governance Committee a summary of such correspondence. The Governance Committee may take such further action, if any, on any item of correspondence, as it deems appropriate. Any Board member may at any time request and review a log of all correspondence received by the Corporate Secretary that is addressed to the Board (or any individual members thereof), and may obtain from the Corporate Secretary, copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of the chairperson of the Audit Committee, to be thereafter handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions, including separate executive sessions, with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors performing the Company’s audits prior to public release of each announcement.

The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence, describing all relationships between the independent auditors and the Company that might bear on the independent auditors’ objectivity and independence, and satisfied itself as to the independent auditors’ independence. The Audit Committee determined that the independent auditors’ provision of non-audit services to the Company was insignificant in amount and compatible with the independent auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the internal auditors, their respective audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including the matters required to be discussed under the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T as may be modified or supplemented.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, and has discussed them with management and with the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Deloitte & Touche LLP as the independent auditors for the Company and its subsidiaries for 2008. The Board has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

Theodore M. Armstrong, Chairman
John H. Mize, Jr.
Kevin C. Gallagher
Kris A. Robbins

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the Company’s 2007 compensation for the five Named Executive Officers (the “Executives”) identified in the “2007 Summary Compensation Table” set forth below.

Executive Summary

In 2007, the Company’s Compensation Committee (“Committee”) approved compensation programs for the Executives at approximately the same level and mix of compensation components as the Committee had used in the last two years, primarily based on the continued strong financial performance of the Company. The Committee increased salaries of the Executives in amounts ranging from 0% to 9%, based on retention needs and strong individual performances. The Committee also granted bonuses under the Company’s annual cash incentive compensation program based on approximate target levels, with additional discretional increases between 0% and 13% for some of the Executives, based primarily on strong 2007 Company financial performance and the roles that the respective Executives played in such performance. The Committee based its 2007 equity grants under the Company’s long-term incentive compensation program on the same formulas and basis used in 2006, primarily because the Committee believed that the 2006 grant levels provided effective incentives for the Executives. Additionally, the Committee also gave two of the Executives a special grant of restricted stock in mid-year, to help assure their retention.

Compensation Philosophy

The Company’s compensation philosophy is to (i) provide Executives a market-based salary to enable them to meet current income needs, (ii) offer an overall package that is sufficient to attract, retain and motivate Executives to perform at consistently higher levels, (iii) tie the Executive’s annual and long-term cash and equity-based incentives to the achievement of measurable individual, business unit and Company-wide performance goals and the successful execution of Company strategies, and (iv) align the Executive’s incentives with stockholder value creation. To achieve these objectives, the Committee implemented and maintained a potential total compensation package designed to be generally competitive with the compensation packages offered by the Company’s peer group and other competitors for the Company’s talent pool, taking into account each Executive’s performance, Company-wide performance, and other relevant circumstances.

Prior to 2005, the compensation packages provided to the Company’s Executives had consisted almost exclusively of salary. In 2005, the Committee implemented what it believed to be modest equity and cash incentive programs (compared to the programs of its peer group), in an effort to improve the strength of its Executive positions and retain its strongest performers. The programs primarily used a number of objective performance measurements that are applied at the end of each year (in the case of annual programs) or at the end of each multi-year period (in the case of multi-year programs), and used to determine a base level of awards, although the Committee then has discretion to then make additional adjustments that it deems necessary to properly reward and motivate an Executive.

Executive Compensation Consultant

Shortly after the Committee developed the Company’s first Executive incentive compensation programs for 2005, the Committee retained the compensation consulting firm of Hewitt & Associates (“Hewitt”) to provide ongoing advice, research and analytical services relating to the design and components of the programs. The Committee has asked Hewitt to annually evaluate and offer recommendations relating to the Company’s executive compensation practices, and to assist it in developing evolutionary changes to the initial programs that were implemented in 2005. Hewitt has also been asked to provide general ongoing consultation regarding the Company’s executive compensation philosophy. Hewitt has periodically met with the Committee, sometimes separately and sometimes with key members of management, to stay current on the Company’s business operations, strategy, key performance metrics and goals, as well as the markets in which it competes.

Although the Committee considers information and recommendations of Hewitt in evaluating elements of Executive compensation, all decisions on all such matters are made solely by the Committee.

In 2007, the Hewitt representative attended, in person or by teleconference call, all but one of the Committee’s seven meetings. Hewitt was asked by the Committee to help provide assistance in identifying a revised competitive peer group for use in 2007, and to perform analyses of competitive compensation levels associated with that group in order to provide information and advice to the Committee with respect to the level and mix of the Company’s Executive salaries, long-term and short-term incentive compensation grants, and other elements of Executive compensation. Hewitt has provided data and analysis of executive compensation trends, and of the salary ranges and other compensation elements paid by the Company’s peer group and by the financial industry generally for executives serving in positions comparable to those of the Executives. Hewitt helped the Committee evaluate the reasonableness of the proposed performance targets and the duration of vesting schedules used under the Company’s long term equity incentive compensation program, as well as the makeup of scorecards used in its short term cash incentive compensation program. Hewitt reviewed and commented on each proposed adjustment to the Executives’ salaries and the level and mix of equity components granted under the long-term incentive compensation program as well as the performance standard used in that program. Hewitt reports directly to the Committee, and all of the data and consultation referenced above was rendered for, and provided to, the Committee. Funds for the payment of Hewitt’s fees are provided by the Company, at the Committee’s direction.

Compensation Components

The Company’s primary compensation components are:

•	Salary,

•	Annual cash incentive compensation awards under the Company’s Short-Term Incentive Compensation Plan (“Short-term Plan”),

•	Equity incentive compensation grants under the Company’s Long-Term Plan, consisting of non-qualified stock options, service-based restricted stock, and performance-based restricted stock,

•	Benefits, and

•	Perquisites.

The Committee has the exclusive power to establish all elements of compensation for the Executives. The Company’s Chief Executive Officer (“CEO”) and the Company’s internal compensation department provide information and recommendations to the Committee regarding proposed compensation components for all Executives other than the CEO. Such information includes data developed by the Company’s internal compensation department and by Hewitt, input from management, and evaluations by the CEO for each of the other Executives. The CEO and Chief Operating Officer (“COO”) do not provide recommendations, or participate in any deliberations or decisions, relating to the determination of any component of their own compensation packages. The Executives, as well as other members of management, provide input to the Committee regarding the design and content of each multi-year long term equity incentive compensation program and each annual short term cash incentive compensation program established by the Committee under the Long-Term Plan and Short-Term Plan, but all decisions on the design of such programs, selection of participants, and level of awards, are made by the Committee.

In making compensation decisions, the Committee takes into account, among other factors, the Company’s current financial and business performance, and each of the performance measurements included in the Company’s Performance Scorecard (see “Annual cash awards under the Short-Term Plan”). It also considers how the Company’s performance compares with that of its peer group, trends and significant changes, any circumstances unique to the Company, and the Executive’s respective individual performance, as well as that of any specific division or area of responsibility over which he has primary responsibility, as described below. The Committee intends that there be a general correlation between the relative level of an Executive’s responsibilities, and the extent to which his incentive compensation target is tied to Company-wide performance levels. The Committee considers the aggregate amount of all compensation elements for each Executive annually, to determine whether the total compensation granted, as well as the payments or vesting of equity awards that may arise from future contingent events such as a change in control, are reasonable and appropriate.

In considering the levels and “mix” of compensation components to be provided to the Executives each year, the Committee reviews a tally sheet that reflects, for each individual Executive, the values of each component awarded to him in the prior year, the cumulative value of prior equity awards that have not yet been realized (e.g., unvested or unexercised options, restricted stock that is still subject to potential forfeiture, and potential cash and equity that the Executive might receive in the event of his death, disability, qualified retirement or change in control of the Company). The Committee uses the information to determine which, if any, compensation components should be emphasized or de-emphasized for the next year, and to evaluate how effective any future equity-based awards are likely to be in light of the amount of the above grants already held by the Executive. The tally sheets enable the Committee to make compensation decisions and evaluate management recommendations based on a more complete analysis of an Executive’s total compensation and potential rewards.

Salary. The Committee establishes salaries for the Executives based on their scope of responsibilities and performance, the level of compensation being provided to other Company executives, competitive market salaries paid by other companies in the Company’s peer group, and salary surveys and other information provided by Hewitt. The Committee intends that salaries will meet the competitive salary offerings of the Company’s peer group and enable Executives to meet current income needs.

The Committee established a revised peer group in 2006, based on recommendations from Hewitt. This new peer group replaced the Company’s prior peer group which had included a number of similar-sized banks as well as several significantly-larger financial companies whose operations included a large percentage of fee-based financial service business. Because the Company has traditionally had a disproportionately-high percentage of fee-based financial service business, it had previously been thought that inclusion, in the peer group, of those companies was appropriate. At Hewitt’s recommendation however, these larger financial institutions were excluded from the revised peer group identified in 2006, as their significantly greater size unduly distorted the median salary range derived from the group.

The Committee used the revised peer group to help make decisions on salaries (as well as other compensation components) of the Executives. The revised peer group consists of the following financial institutions that have operations similar to those of the Company and have total assets that are between 50% and 200% of the total assets of the Company. Other than a geographic exclusion for most institutions operating primarily in the metropolitan areas of the west-coast or in the east-coast metropolitan corridor, the Committee did not consider geographic location as a criteria in selecting the peer group.

Mercantile Bankshares Corp.	Wintrust Financial Corp.	MB Financial Inc.
BOK Financial Corporation	Citizens Banking Corp.	FNB Corp.
First Citizens Bancshares	Sterling Financial Corp.	Amcore Financial, Inc
Commerce Bancshares Inc.	Susquehanna Bancshares Inc.	Boston Private Finl. Holdings
Valley National Bancorp	First Midwest Bancorp Inc.	National Penn Bancshares Inc.
Bancorpsouth Inc.	Chittenden Corp.	Wesbanco Inc.
Cullen/Frost Bankers, Inc	Provident Bankshares Corp.	First Charter Corp.
FirstMerit Corporation	Alabama Natl. Bancorporation	Wilmington Trust Corp
Old National Bancorp

The Committee met in April 2007, to consider the Company’s financial results and other performance data for 2006, and to review each Executive’s salary. As a starting point, the Committee used the median of the salary range for the Executive’s counterpart in the Company’s peer group, and then considered adjustments to reflect the Executive’s relative ranking in the following six areas of value: performance, capabilities, autonomy, strategic perspectives, marketability and criticality. The Committee believes that these attributes are important measurements of the Executive’s value and of the Company’s need to retain the Executive. The CEO provided the Committee with rankings of the Executives in each of the six areas (for all Executives other than himself). The Committee itself determined the rankings for the CEO. The Committee used the median salary of the peer group as a starting point for its analysis, because of the Company’s performance compared to its peer group, the roles that the Executives had played in accomplishing significant progress in improving such comparative performance, and the Committee’s conclusion that the use of any lower reference point would prevent the Company from attracting and retaining the level of talent that was deemed necessary to enable it to continue and extend significant improvements in its performance.

During its annual review of Executive salaries in April 2007, the Committee made the following salary increases.

Executive	Dollar Increase	Percentage Increase
J. Mariner Kemper	$25,000	5%
Michael D. Hagedorn	$20,000	7%
Peter J. deSilva	$43,000	9%
Peter J. Genovese	$0	0%
Clyde F. Wendel	$13,000	4%

The Committee made these increases based on the strong financial performance of the Company (and, where applicable, the individual department or area of operations over which an Executive had specific accountability). The Committee made a slightly larger increase for Mr. deSilva because of his increased scope of responsibility, which arises from the manner in which he and the CEO divide their duties. As a result of such division, the Committee used a combined-position comparison against the peer group median for both the chief executive officer position and chief operating officer position, in order to derive a proper comparative median salary and total compensation. The Committee had set the salaries of Mr. Kemper and Mr. deSilva near the median of their peer group counterparts in 2006, and increased their salaries for 2007 to bring them slightly above the median level of the Company’s peer group. The Committee believed that the increases were appropriate because of the two Executives’ major roles in driving significant improvements in Company-wide financial performance. The Committee also believed that Mr. deSilva’s increase was necessary to help assure his retention. The Committee increased Mr. Hagedorn’s salary because of the top performance rankings that he received, and the financial analysis and control disciplines that he instituted in the first two years he was with the Company. With the increase, Mr. Hagedorn’s salary was slightly above the median level of the Company’s peer group. The Committee increased Mr. Wendel’s salary based on the significant improvements he made in the Asset Management Division and its revenues, and the broad experience he brought to the position, including that gained at a large local competitor. Mr. Genovese’s salary remained in the third quartile of the peer group, primarily based on his lengthy tenure and service on the Company’s four-person Executive Committee.

Annual cash awards under the Short-Term Plan. The Committee uses cash incentive compensation awards under the Short-Term Plan to motivate Executives to achieve and exceed their individual annual goals and target performance levels specified in their individual performance scorecards (“Performance Scorecards”) approved under the Short-Term Plan. In making these awards, the Committee’s philosophy is to “pay for performance.” The awards are granted in the form of cash because it is believed that short-term cash is needed to help Executives meet current income needs (including their payment of taxes on the non-cash elements of their compensation packages). Because the awards are contingent upon the Executive’s performance, the Committee believes that they align the Executive’s financial interest with that of the Company as a whole.

In the first quarter of each year, the Committee establishes and approves an annual cash incentive compensation program under the Short-Term Plan in which approximately 110 of the Company’s top-level associates (including the Executives) participate. The annual cash incentive compensation program provides for a target cash award equal to a specified percentage of each Executive’s salary, such percentage being determined by reference to recommendations of Hewitt, peer group data, and the tier in which the respective Executive has been categorized (based on his/her respective responsibilities and accountabilities). For 2007, the Committee established the following target cash awards (expressed as a percentage of salary): 50% for each of Messrs. Hagedorn, Kemper and deSilva, and 40% for Messrs. Genovese and Wendel due to the more focused scope of their responsibilities. The Committee established a Performance Scorecard for each of the Executives, setting forth the performance standards by which his performance would be judged for purposes of determining the target bonus he may receive under the Short-Term Plan for 2007.

The Committee established a company-wide scorecard (“Company Performance Scorecard”) which was based on the 2007 business plan and budget previously approved by the Board of Directors. The Committee intended that the Company Performance Scorecard include performance objectives that are challenging but achievable if the Executives and other senior and operating management met or surpassed their business and unit goals and objectives. The Committee believed that it was in the best interests of Company shareholders to align the Executives’ objectives with the business plan and performance standards on which the Company Performance Scorecard is based.

The Company Scorecard contained the following Company-wide performance levels for 2007, each of which is weighted to take into account their respective impact on the Company’s overall performance:

Performance Category	Measure	Target level as a percentage of improvement
Financial Measures	Operating income	13.5%
	Return-on-asset ratio	6.2%
	Return-on-equity ratio	8.7%
	Non-interest income	8.4%
	Net interest income	8.9%
	Total loans	13.4%
	Core deposits	6.1%
Customer Measures	New customer cross-sell ratio	15%
	Number of new customers	(variable measures)
Productivity Measures	Efficiency ratio	98% of prior year
	Non-performing loans	(increase to no more than .55%)
	Employee survey scores	8% - 43%
Associate Measures	Key employee retention rate	1.4%

The Committee used the Company Performance Scorecard as the exclusive set of performance standards for Messrs. Kemper, deSilva, and Hagedorn, because of the Company-wide nature of their duties and accountabilities, and because the Company’s overall performance is driven in significant measure by their individual performances.

The Performance Scorecard for Mr. Wendel is a weighted combination of the Company-wide performance levels described above; specific “management by objectives” reflecting Asset Management Division strategy and projects for which he had responsibility; and the following additional performance levels specifically relating to the Asset Management Division which he oversees: specific improvements in noninterest income, noninterest net income, new personal trust fees, fees from new institutional customers, corporate trust fees, deposits, net Scout Fund flows, net new fees, and new loans. The Divisional performance levels also include specified improvements in customer satisfaction scores, fund returns, divisional efficiency ratio, associate satisfaction scores and key associate retention rates. The Committee believes that Mr. Wendel’s scorecard should include these management by objectives and Division goals and objectives because he has primary control of, and responsibility for, the Division.

The Performance Scorecard for Mr. Genovese is a weighted combination of all of the Company-wide performance levels described above; specific “management by objectives” reflecting Eastern Division regional strategy and projects for which he had responsibility; and the following goals and objectives relating to the Eastern Division region which he oversees: specific improvements in loan volume, deposits, noninterest income, noninterest expense, new customer cross-sell ratio, numbers of new retail credit card accounts, regional efficiency ratio and nonperforming loan ratio, and customer satisfaction scores. The Committee believes that Mr. Genovese’s scorecard should include these management by objectives and Eastern Region goals and objectives because Mr. Genovese has primary control over, and responsibility for, the Eastern Division.

During the first quarter of 2008, the Committee reviewed the Company, divisional and regional performance data for the 2007 calendar year, and used such data to determine the extent to which the performance levels on each Executive’s Performance Scorecard had been accomplished. Some of the financial standards and measurements included in the Performance Scorecards were based on “operating” results of the Company, to ensure that award payments would represent the underlying growth of the core business of the Company and not be not artificially inflated or deflated by extraordinary items—either in the award year or a prior year to which comparison was made. When determining the Executives’ 2007 awards, the Committee made adjustments for extraordinary gains or losses relating to the Company’s sale of its stock transfer product, severance costs, certain litigation, and contingent indemnification arising from its membership in VISA USA. The net effect of the adjustments resulted in the “operating” earnings being lowered from reported earnings by a sum of approximately $260,000.

The Committee then used the Performance Scorecard results to compute the mathematical percentage of each Executive’s target award that would be payable based solely on such computations (such sums are set forth in “Computed Award” column in the chart below). In analyzing those numbers, the Committee concluded that the results did not, however, fully reflect the contributions and value that some of the Executives had contributed in leading the Company’s transition to increased profitability and competitiveness, as progress in such transition is measured by traditional objective measurements such as increased earnings and stock price, growth in assets and fee business, and a closing of the gap between its financial performance and that of its peer group. The Committee concluded that in the case of some Executives, the rewards computed solely on the specified measurements, needed to be increased in order to provide a total compensation level that was sufficient to retain and fully motivate them to continue to improve their level of performance. Thus the Committee increased the sums payable to some of the Executives, each such adjustment being deemed to be fair and necessary. The discretionary adjustments made by the Committee are set forth in the “Discretionary Adjustment” column of the table below:

Name	2007 target award (12/31/07 salary x percentage)	2007 scorecard percent	Computed Award (column 2 x column 3)	Discretionary Adjustment	2007 actual award	2006 actual award	2005 actual award
J. Mariner Kemper	$262,500 ($525,000 x 50%)	99.92%	$262,290	$12,710	$275,000	$260,861	$254,742
Michael D. Hagedorn	$140,000 ($280,000 x 50%)	99.92%	$139,888	$10,112	$150,000	$134,930	$127,371
Peter J. deSilva	$259,000 ($518,000 x 50%)	99.92%	$258,793	$11,207	$270,000	$240,272	$234,363
Peter J. Genovese	$129,492 ($323,730 x 40%)	90.7%	$117,449	$0	$117,449	$140,724	$146,185
Clyde F. Wendel	$135,200 ($338,000 x 40%)	94.34%	$127,548	$17,452	$145,000	$133,836

The Committee believed that the discretionary increases for Messrs. Kemper, Hagedorn and deSilva were appropriate because of the Company’s very strong financial and operating performance during 2007 which was not fully reflected or weighted in the Company Scorecard. The Committee gave Mr. Wendel an increase because of the additional span of control and responsibilities he assumed in 2007, and because of the strong performance of the Asset Management Division in 2007, specifically including significant gains in the level of non-fee income.

After making such adjustments, the Committee then approved the 2007 Short-Term awards set out in the “2007 Actual Award” column above. For comparison purposes, the Short-Term awards made to the Executives under the Short-Term Plan for the years 2006 and 2005 (except for Mr. Wendel, who was not employed by the Company until July, 2005) are also set forth in the above table.

Equity grants (options and restricted stock) under the Company’s Long-Term Plan. The Committee uses equity awards under the Long-Term Plan to reward and encourage the Executives’ continued service and multi-year commitments to the accomplishment of long-term strategies. The Committee also uses these awards to help attract and retain Executives. The Committee believes these awards expose Executives to the risks of downside stock prices and motivate them to build and maintain higher sustained earnings, shareholder value and stock prices. Grants of options under the Long-Term Plan are used to incent the Executives to perform in a manner that will support increases in the Company’s stock price, since such grants are of value only in the event of such increases. In deciding whether to use cash or non-cash compensation components, the Committee considers an Executive’s current income needs, the tax expense that an Executive incurs in connection with the vesting or exercise of equity-based compensation, and the tax consequences for the Company.

The Committee’s decision to use grants of restricted stock that contain a performance-based element, is influenced in part by the provisions of Section 162(m) of the Internal Revenue Code, which prohibits companies from taking a tax deduction for certain compensation paid in excess of $1 million to any Executive. However, performance-based compensation, as defined in the tax law, is fully deductible if the compensation plan is approved by shareholders and meets certain other requirements. The Company has structured the Long-Term Plan (and its annual awards of performance-based restricted stock and non-qualified stock options) such that it believes that the compensation reflected by such awards should qualify as performance-based compensation under Section 162(m) and will thus be deductible. Therefore, the Committee believes that all compensation granted to the Executives in 2007 will be deductible. The Committee may however in the future approve compensation that will not meet deductibility requirements, if it concludes that such compensation is necessary to ensure competitive levels of compensation for the Executives, or is otherwise in the best interest of the Company.

Each year the Committee establishes a multi-year equity-based incentive compensation program under the Long-Term Plan. The Committee determines which Executives will participate, and establishes a dollar target benefit for each Executive based on a percentage-of-salary amount. The Committee establishes the percentage after considering data provided by Hewitt, peer group data, the scope and overall importance of the Executive’s responsibilities, and the “tier” to which the position of the Executive has been assigned under the program. The Committee also considers the Company’s size, performance, and profitability.

For 2007, the Committee set the following percentage-of-salary target amounts for the Executives:

J. Mariner Kemper	100%
Michael D. Hagedorn	70%
Peter J. deSilva	100%
Peter J. Genovese	50%
Clyde F. Wendel	50%

The 100% level was deemed appropriate for Mr. Kemper and Mr. deSilva because of the importance of their leadership and criticality in implementing the Company’s multi-year plans. The lower level selected for Mr. Hagedorn reflected the more focused impact that he was expected to have on those plans, due to his specific scope of responsibility. The percentage selected for Mr. Genovese reflected both his service and contributions to the Company’s Executive Committee, his regional responsibilities, and the fact that his salary was above the median level for the Company’s peer group. The level selected for Mr. Wendel was based on his primary responsibility for a large and strategically important division of the Company, his lengthy experience in the banking industry prior to joining the Company, and the need for retention.

The target benefit amount for each respective Executive was granted in the form of three different awards: performance-based restricted stock awards, service-based restricted stock awards, and service-based non-qualified stock option awards. The mix of these awards in 2007 was designed (i) to encourage retention of the Executives (through the use of the service-based restricted stock), (ii) to put the Executives at risk if the Company’s performance does not improve (through the use of the performance-based restricted stock), and (iii) to incent the Executives to perform in a manner designed to increase the price of the Company’s stock (through the use of the non-qualified stock options). The selection of the three awards and the mix used in 2007 was determined by the Committee based generally on how the awards relate to the objectives and performance that the Long-Term Plan was designed to incent and reward, and on the amount of similar types of awards being offered generally by other financial institutions competing for the Executives’ talent. The Committee received specific input from Hewitt, including peer group data, on this issue.

The mix of awards for Mr. Wendel differed from that of the other four Executives because of a desire to provide a slightly higher “retention” incentive for him. Thus, Mr. Wendel’s mix included a slightly higher portion of service-based restricted stock and slightly lower portion of performance-based restricted stock.

The mix for all Executives (other than Mr. Wendel) in 2007 and in 2006, differed from that used by the Committee in 2005 (the first year that the Long-Term Plan was in effect). The Committee’s 2006 and 2007 grants contained a smaller portion of service-based restricted stock than in 2005, and correspondingly larger portions of performance-based restricted stock and non-qualified stock options. The Committee made this change because it concluded that members of the Company’s Executive Committee should have a larger portion of their equity-based compensation “at risk” and tied to performance and increases in the Company’s stock price. The mix and initial value of grants to Executives under the Long-Term Plan during 2007 are reflected below:

		Service-based Restricted stock		Performance-based restricted stock		Non-qualified stock options
Name	Dollar benefit target (as % of 1/1/07 salary)	% of total target	Value at date of grant	% of total target	Value of total target	% of total target	Value at date of grant
J. Mariner Kemper	$500,000 ($500,000 x 100%)	25%	$125,000	40%	$200,000	35%	$175,000
Michael D Hagedorn	$182,000 ($260,000 x 70%)	25%	$45,500	40%	$72,800	35%	$63,700
Peter J. deSilva	$475,000 ($475,000 x 100%)	25%	$118,750	40%	$190,000	35%	$166,250
Peter J. Genovese	$ 161,865 ($323,729 x 50%)	25%	$40,466	40%	$64,746	35%	$56,653
Clyde Wendel	$162,500 ($325,000 x 50%)	30%	$48,750	35%	$56,875	35%	$56,875

The schedule and manner in which each of these three awards “vest” (become free of restrictions and potential forfeiture) is described below. Absent unusual circumstances, none of the grants of options or restricted stock vest until the end of the third year. The Long-Term Plan was first implemented in 2005, and thus the first tranche of grants awarded to the Executives in that year vested on January 1, 2008, with the two remaining tranches scheduled to vest in 2009 and in 2010. The Committee has the discretion to make downward adjustments to an Executive’s awards as they vest under the Long-Term Plan, but has not done so. Dividends payable on all restricted stock granted to the Executives are used to purchase additional shares of the Company’s common stock which become part of the restricted stock grant on which such dividends are paid, and become subject to the same restrictions and vesting schedule as the restricted stock grant itself.

Performance-based restricted stock grants. These grants of Company stock do not vest until the end of the specified multi-year period, and then only if a specified Company-wide multi-year financial performance standard (chosen and approved by the Committee at the time the grant was made) has been achieved. At the end of the multi-year period, the Committee determines whether, and to what extent, the standard has been met, and how many of the performance-based restricted shares have been forfeited and how many are vested (absolutely owned by the Executives free of any further risk of forfeiture). Grants made to the Executives during 2007 used a Company three-year (2007–2009) “operating” earnings-per-share (EPS) target of $5.40, with a threshold level of $4.86. In setting that goal, the Committee used the 2007 budget and business plan previously approved by the Board of Directors, and concluded that the Company’s ability to reach it would require substantial improvements in the financial and operational performance of the Company, and that accomplishing such improvements would be difficult for the Executives. The target represented a 20% growth of operating EPS (when compared with the three-year operating EPS of $4.49 achieved during the period 2005–2007), and the Committee concluded that such growth provided a target that was achievable only if the Executives performed at the high level that is expected of them, and as a result would thus provide appropriate incentives for the Executives’ performance.

The Committee based the target on “operating” results of the Company, in order to ensure that the EPS measurement represents the true underlying growth of the core business of the Company and is not artificially inflated or deflated due to extraordinary items—either in the three-year period or any prior years to which comparison is being made. Any determination at the end of 2009 as to whether the three-year target is achieved or not will require that the Committee make such adjustments to the Company’s 2007–2009 financial reports for those years. Such adjustments may include gains or losses on the sale or acquisitions of non-earning assets or discontinued businesses or products or services or branches or businesses, litigation reserves, or other large non-recurring items.

Service-based restricted stock grants. These grants of Company stock do not vest (in whole or part) until the Executive has completed a specified number of years of continuous service with the Company (full vesting at five years, with partial vesting beginning at three years). The Committee makes these grants primarily to help retain Executives. The Committee also takes into account peer group companies’ grants of similar awards to their executives. In June 2007, the Committee awarded a special grant of service-based restricted stock to each of Mr. deSilva (6,490 shares) and Mr. Hagedorn (3,890 shares) with a three-year cliff vesting schedule. The Committee made these grants solely as a retention device, based on a conclusion that retention of both Executives was critical to the long-term success of the Company, and that there was a significant and growing market for their specific skills, abilities and talents.

Service-based non-qualified stock options. These option grants give the Executives the right to purchase Company stock at a price equal to its market price on the date the option was granted, but these options cannot be exercised until they have vested as a result of the Executive’s completion of a specified number of years of continuous service with the Company (full vesting at five years, with partial vesting beginning at the conclusion of three years). The values of these grants are related to the Company’s performance and stock price. The Committee uses these grants to cause each Executive’s interest to be linked with that of shareholders.

In granting options, the Committee utilizes the fair market price as of the date the grant is made. Executives have had no input or role in establishing the date on which such grants are made. The Committee has not selected a grant date so as to provide an advantage to the recipient because of actual or anticipated public disclosures of material positive or negative information relating to the Company, or any other information that would be likely to affect the value of options. The Committee grants awards to the Executives on the same date that grants are made to other employees of the Company generally. The Committee has adopted a policy under which normal annual grants under the Long-Term Plan are to be made, whenever possible, after the expiration of any insider-trading blackout announced by the Company to its Executives. The Committee has not delegated any power to Company management to grant equity-based compensation to any Executive or to any other employee of the Company; it has however adopted procedures under which the Committee Chairman or his designee, is authorized to approve, on behalf of the entire Committee, limited grants of equity-based compensation in order to facilitate the hiring of a new officer or in order to retain an “at risk” officer who is being recruited by a competitor for the Company’s talent.

Benefits. The Company’s Executives receive standard benefits, including health insurance, 401(k) plan matching contributions, and profit sharing contributions. The Committee benchmarks the benefits against those of the peer group companies. Such benefits are offered to all Company employees who meet the minimum service requirements and are provided equally to all Company associates, except where they are based pro rata on the respective associate’s salary (e.g., the level of disability insurance coverage).

Perquisites. The Committee offers personal benefits and perquisites in order to attract and retain the Executives by offering compensation opportunities that are competitive with the Company’s peers. The Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In particular, the payment of club memberships and dues is believed to be in support of the Executives’ responsibilities to help obtain and retain customers and prospective customers. A modest allowance is granted to all members of the Company’s Management Committee (which includes all of the Executives) to cover the cost of a selected outside financial professional to provide tax preparation and financial planning and related services. Such allowance was deemed to be appropriate in order to help promote the use of a common professional that would prepare the Executives’ tax returns, and to help eliminate potential conflicts of interest that may arise from a tax preparer providing services to both the Company and any of the Executives. In determining the total compensation payable to the Executives for a given fiscal year, the Committee considers these benefits and perquisites to be a relatively insignificant portion of the Executives’ total compensation. They do not materially influence the Committee’s decision in setting the Executives’ total compensation. Please review the Summary Compensation Table and accompanying footnotes for more information on perquisites and other personal benefits that the Company provides to the Executives.

Additional Payments or Benefits

Under certain circumstances (such as death, disability, retirement or a change-in-control of the Company), the Executives may be entitled to receive additional or accelerated payments or awards. Those payments or awards are described and discussed in detail in Potential Payments upon Termination or Change in Control below. The discussion also analyzes the basis and reasons that the Committee has provided for such payments and awards.

Compensation Committee Interlocks and Insider Participation

None of the members serving on the Compensation Committee during 2007 (L. Joshua Sosland, Michael J. Chesser, Greg M. Graves, and Thomas D. Sanders) are or have been officers or employees of the Company or its subsidiaries, or have had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Exchange Act.

Adjustments to Compensation in Event of a Restatement of Financials

The Company has no formal policy on recapturing salary or incentive awards (equity or cash) granted to an Executive, in the event that the Company were to have to restate its financial statements (whether arising from conduct or actions of the Executive, or otherwise). However, the discretion retained by the Committee to make adjustments in all types of compensation would permit it to decrease an Executive’s compensation under such circumstances if such compensation had not already been paid or become final. There is currently no procedure to recover (“claw back”) an element of compensation that has been paid and become final. To date, the Company has never been required to restate its financial statements.

Stock Ownership Guidelines

Although the Company has no formal stock ownership requirements or guidelines, it encourages the Executives to build a substantial ownership position over time, and uses grants of options and restricted stock, together with the vesting periods associated with them, to help promote such ownership. The Company is considering the benefits of adopting a formal set of ownership guidelines, and contemplates that any guidelines that may be adopted would also address the permissibility of the Executives’ hedging the risks associated with such ownership.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors of the Company that such Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Greg M Graves, Chairman

Thomas D. Sanders

Dr. Jon Wefald

2007 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2007. Information regarding the breakdown of salary and award compensation for fiscal year 2007 is discussed in greater detail under the caption “Executive Compensation—Compensation Discussion and Analysis” found earlier in this Proxy Statement.

Name and Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)			All Other Compensation ($) (4)			Total ($)
Mariner Kemper Chairman and CEO of the Company, Chairman and CEO of UMB Bank, Colorado, n.a.	2007 2006	$ $	514,423 500,000	— —	$ $	277,189 146,373	$ $	88,193 63,462	$ $	275,000 260,861	$ $	0 0		$ $	27,445 21,823	(5)	$ $	1,182,250 992,519

Michael D. Hagedorn Chief Financial Officer	2007 2006	$ $	271,538 255,769	— —	$ $	97,896 51,212	$ $	32,788 21,225	$ $	150,000 134,930	$ $	0 0		$ $	33,317 31,675	(6)	$ $	585,539 494,811

Peter J. deSilva President and COO of the Company and Chairman and CEO of UMB Bank, n.a.	2007 2006	$ $	499,808 468,654	— —	$ $	297,620 175,440	$ $	79,785 52,348	$ $	270,000 240,272	$ $	0 0		$ $	42,550 33,003	(7)	$ $	1,189,763 969,717

Peter J. Genovese CEO-St. Louis and Vice Chairman—Eastern Region	2007 2006	$ $	323,730 323,730	— —	$ $	114,690 66,323	$ $	39,983 36,948	$ $	117,449 140,724	$ $	9,105 7,698	(8)	$ $	44,757 38,988	(9)	$ $	649,714 614,411

Clyde F. Wendel President—Asset Management, Managing Director	2007 2006	$ $	332,751 156,250	— —	$ $	108,601 37,548	$ $	15,891 4,443	$ $	145,000 133,836	$ $	0 0		$ $	9,534 3,008		$ $	611,777 335,085

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Company’s Long-Term Plan (disregarding the estimate of forfeitures related to service-based conditions) and thus may include amounts from awards granted in and prior to 2007. Assumptions made in the calculation of these amounts are included under the heading “Accounting for Stock-Based Compensation” in the Summary of Accounting Policies in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on February 28, 2008.

(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Company’s Long-Term Plan and 2002 Incentive Stock Option Plan (disregarding the estimate of forfeitures related to service-based conditions) and thus may include amounts from awards granted in and prior to 2007. Assumptions made in the calculation of these amounts are included under the heading “Accounting for Stock Based Compensation” in the Summary of Accounting Policies in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008.

(3)	Amounts are actual amounts earned by the Executives during 2007 under the Short-Term Plan and paid in March 2008.

(4)	The amounts reflected in Other Compensation include the Company’s match and allocation of forfeitures under the Company’s 401(k) and profit sharing plan and employee stock ownership plan, tax gross-ups, life insurance premiums and perquisites and other personal benefits.

(5)	The amount reflected includes perquisites and other personal benefits including:

•	The cost attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service Guidelines);

•	Country club and dining club membership fees;

•	Amounts paid for executive disability insurance; and

•	Travel expenses of the executive officer’s family to Company-sponsored functions.

(6)	The amount reflected includes perquisites and other personal benefits including:

•	A car allowance pursuant to Mr. Hagedorn’s employment agreement;

•	Country club membership fees;

•	The cost of professional financial consulting services provided to some executive officers of the Company; and

•	Amounts paid for executive disability insurance.

(7)	The amount reflected includes perquisites and other personal benefits including:

•	A car allowance pursuant to Mr. deSilva’s employment agreement;

•	Country club and dining club membership fees;

•	The cost of professional financial consulting services provided to some executive officers of the Company; and

•	Amounts paid for executive disability insurance.

(8)	The amount reflected includes the deferred compensation earnings that exceed 120% of the applicable federal long-term rate, with compounding.

(9)	The amount reflected includes $2,742 in reimbursements for the payment of taxes associated with personal use of the Company’s automobile. It also includes perquisites and other personal benefits including:

•	The cost attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service Guidelines);

•	The cost of professional financial consulting services provided to some executive officers of the Company;

•	The cost of country club and dining club memberships; and

•	Amounts paid for executive disability insurance.

2007 Grants of Plan Based Awards

This table provides information concerning each grant of an award made to the Executives during the fiscal year ending December 31, 2007. The table includes awards under the Company’s Short-Term Plan and Long-Term Plan. Each of these plans and the material terms for the awards under such plans for fiscal year 2007 are discussed in greater detail under the caption “Executive Compensation—Compensation Discussion and Analysis” found earlier in this Proxy Statement.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards Number of Shares of Stock or Units (2)	All other Option Awards: Number of Share of Stock or Units (2)	Exercise or base price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Thresh- old ($)	Target	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
J. Mariner Kemper	2/23/2007					3,604	5,149	5,149	3,218	20,467	$38.84	$499,967
			131,250	262,500	393,750
Michael D. Hagedorn	2/23/2007					1,311	1,874	1,874	1,171	7,450	$38.84	$181,965
	6/11/2007	4/23/2007							3,894			$149,996
			69,944	139,888	209,832
Peter J. deSilva	2/23/2007					3,423	4,891	4,891	3,057	19,444	$38.84	$474,946
	6/11/2007	4/23/2007							6,490			$249,994
			129,397	258,793	388,190
Peter J. Genovese	2/23/2007					1,166	1,666	1,666	1,041	6,626	$38.84	$161,792
			58,725	117,449	176,174
Clyde F. Wendel	2/23/2007					1,024	1,464	1,464	1,255	6,652	$38.84	$162,480
			63,744	127,548	191,322

(1)	Amounts reflect potential payment levels under the Company’s Short-Term Plan. The actual amount paid for 2007 is reported in the Summary Compensation Table above.

(2)	Reflects grants made under the Company’s Long-Term Plan.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information concerning the unexercised options and unvested stock awards for each of the Named Executive Officers as of December 31, 2007. The market value of the stock awards is computed by multiplying the closing market price of the Company’s common stock on December 31, 2007, by the applicable number of shares of stock shown in the table for each grant.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Mariner Kemper	1,386	—		—	$19.45	11/19/2008	—		—	—		—
	2,100	—		—	$17.46	12/15/2009	—		—	—		—
	2,940	—		—	$16.46	12/19/2010	—		—	—		—
	3,000	—		—	$20.01	12/28/2011	—		—	—		—
	3,200	—		—	$19.06	12/30/2012	—		—	—		—
	—	3,500	(4)	—	$24.33	12/16/2013	—		—	—		—
	—	3,456	(5)	—	$28.93	12/22/2014	—		—	—		—
	—	17,494	(6)	—	$27.06	1/1/2015	9,616	(8)	$368,853	4,808	(9)	$184,426
	—	14,774	(10)	—	$34.84	1/1/2016	3,679	(11)	$141,108	5,888	(12)	$225,868
	—	20,467	(13)	—	$38.84	1/1/2017	3,265	(14)	$125,239	5,224	(15)	$200,390
Michael D. Hagedorn	—	6,122	(7)	—	$27.06	3/21/2015	3,365	(8)	$129,075	1,682	(9)	$64,537
	—	3,594	(16)	—	$27.81	6/13/2015	—		—	—		—
	—	5,170	(10)	—	$34.84	1/1/2016	1,286	(11)	$49,345	2,060	(12)	$79,014
	—	7,450	(13)	—	$38.84	1/1/2017	1,188	(14)	$45,573	1,901	(15)	$72,933
	—	—		—	—	—	3,936	(17)	$150,992	—		—
Peter J. deSilva	—	—		—	—	—	3,386	(18)	$129,884	—		—
	—	3,456	(5)	—	$28.93	12/22/2014	—		—	—		—
	—	16,096	(6)	—	$27.06	1/1/2015	8,847	(8)	$339,380	4,423	(9)	$169,650
	—	13,592	(10)	—	$34.84	1/1/2016	3,385	(11)	$129,854	5,416	(12)	$207,767
	—	19,444	(13)	—	$38.84	1/1/2017	3,101	(14)	$118,973	4,962	(15)	$190,350
	—	—		—	—	—	6,560	(17)	$251,653	—		—
Peter J. Genovese	4,158	—		—	$19.45	11/19/2008	—		—	—		—
	4,200	—		—	$17.46	12/15/2009	—		—	—		—
	4,200	—		—	$16.46	12/19/2010	—		—	—		—
	4,000	—		—	$20.01	12/28/2011	—		—	—		—
	4,000	—		—	$19.06	12/30/2012	—		—	—		—
	—	4,000	(4)	—	$24.33	12/16/2013	—		—	—		—
	—	3,456	(5)	—	$28.93	12/22/2014	—		—	—		—
	—	7,928	(6)	—	$27.06	1/1/2015	4,358	(8)	$167,176	2,178	(9)	$83,547
	—	6,694	(10)	—	$34.84	1/1/2016	1,668	(11)	$63,983	2,667	(12)	$102,309
	—	6,626	(13)	—	$38.84	1/1/2017	1,056	(14)	$40,514	1,690	(15)	$64,838
Clyde F. Wendel	—	—		—	—	—	4,087	(19)	$156,777	—		—
	—	3,614	(20)	—	$34.12	6/26/2016	757	(21)	$29,043	884	(22)	$33,903
	—	6,652	(13)	—	$38.84	12/1/2017	1,273	(14)	$48,842	1,485	(15)	$56,976

(1)	The number of underlying securities has been adjusted to reflect a 10% stock dividend paid in 2000; a 5% stock dividend paid in 2002; and a 2-for-1 stock split in 2006.

(2)	The exercise price has been adjusted to reflect a 10% stock dividend paid in 2000; a 5% stock dividend paid in 2002; and a 2-for-1 stock split in 2006.

(3)	Shares have been adjusted to reflect a 2-for-1 stock split in 2006. Shares also reflect reinvestment of dividends on restricted stock. Dividends and distributions paid on the restricted stock are used to purchase common stock pursuant to the Company’s dividend reinvestment plan. Such shares are subject to the same rights, restrictions and provisions applicable to the respective shares upon which the dividends or distributions were paid or made.

(4)	Options that were granted under the Company’s 2002 Incentive Stock Option Plan and become fully vested on November 16, 2008.

(5)	Options that were granted under the Company’s 2002 Incentive Stock Option Plan and become fully vested on November 22, 2009.

(6)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2008; for 75% of the option shares on January 1, 2009; and for 100% of the option shares on January 1, 2010. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(7)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on March 21, 2008; for 75% of the option shares on March 21, 2009; and for 100% of the option shares on March 21, 2010. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(8)	Service-based restricted stock shares that will vest 50% on April 28, 2008, another 25% will vest on April 28, 2009; and the final 25% will vest on April 28, 2010.

(9)	Performance-based restricted stock that vested as to service on January 1, 2008. The Compensation Committee determined on January 22, 2008, that the performance standard had been met and the shares vested.

(10)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2009; for 75% of the option shares on January 1, 2010; and for 100% of the option shares on January 1, 2011. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(11)	Service-based restricted stock shares that will vest 50% on April 19, 2009, another 25% will vest on April 19, 2010; and the final 25% will vest on April 28, 2011.

(12)	Performance-based restricted stock that will vest on January 1, 2009, if performance standard is met.

(13)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2010; for 75% of the option shares on January 1, 2011; and for 100% of the option shares on January 1, 2012. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(14)	Service-based restricted stock shares that will vest 50% on February 23, 2010, another 25% will vest on February 23, 2011; and the final 25% will vest on February 23, 2012.

(15)	Performance-based restricted stock that will vest on January 1, 2010, if performance standard is met.

(16)	Options that were granted under the Company’s 2002 Incentive Stock Option Plan and become fully vested on May 13, 2010. The options were granted under the provision of Mr. Hagedorn’s initial employment agreement.

(17)	Service-based restricted stock that will vest on June 11, 2010.

(18)	The Company awarded Mr. deSilva 4,000 shares (8,000 shares following the Company’s 2-for-1 stock split on May 31, 2006) of restricted stock on May 4, 2004. The restricted stock vests over a five-year period (20% per year) on January 20 (beginning on January 20, 2005) as long as Mr. deSilva remains in the employment of the Company. This stock vests and accelerates in the event that there is a change in control of the Company and Mr. deSilva’s employment is terminated within one year.

(19)	The Company awarded Mr. Wendel 6,000 shares of restricted stock on July 19, 2006. The stock vests over a three-year period (1/3 per year) on July 19 as long as Mr. Wendel remains in the employment of the Company.

(20)	Nonqualified stock options will vest and become exercisable for 50% of the option shares on June 26, 2009; for 75% of the option shares on June 26, 2010; and for 100% of the option shares on June 26, 2011. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(21)	Service-based restricted stock shares will vest 50% on July 19, 2009, another 25% will vest on July 19, 2010; and the final 25% that will vest on July 19, 2011.

(22)	Performance-based restricted stock that will vest on June 26, 2009, if performance standard is met.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
J. Mariner Kemper	1,212	$27,979	—		—
Michael D. Hagedorn	—	—	—		—
Peter J. deSilva	—	—	1,669	(1)	$60,072
Peter J. Genovese	8,038	$136,410	—		—
Clyde F. Wendel	—	—	2,029	(2)	$76,866

(1)	Reflects vesting of 20% of 4,000 shares (8,000 shares following the Company’s 2-for-1 stock split on May 31, 2006) of service-based restricted stock granted to Mr. deSilva on May 4, 2004. The number of shares includes shares acquired through the reinvestment of dividends on such stock.

(2)	Reflects vesting of 1/3 of the 6,000 shares of service-based restricted stock granted to Mr. Wendel on July 19, 2006. The number of shares includes shares acquired through the reinvestment of dividends on such stock.

2007 NONQUALIFIED DEFERRED COMPENSATION

In April 1995 the Company adopted the UMB Financial Corporation Executive Committee Deferred Compensation Plan (“Deferred Compensation Plan”) which allowed members of the Company’s Executive Committee to defer a portion of their salary. Further contributions to the Deferred Compensation Plan were frozen as of December 31, 2004. Salary deferrals were deposited into an individual account for each participant, and the earnings or losses on the account are equal to the gain or loss on the UMB Scout Funds chosen by the participant. Mr. Genovese is the only member of the Executive Committee that participated in the Deferred Compensation Plan at the time that contributions were frozen. Mr. Genovese may change the selection of the UMB Scout Funds used to determine earnings or losses at any time.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Mariner Kemper	$0	$0	$0	$0	$0
Michael D. Hagedorn	$0	$0	$0	$0	$0
Peter J. deSilva	$0	$0	$0	$0	$0
Peter J. Genovese	$0	$0	$17,792	$0	$163,470
Clyde F. Wendel	$0	$0	$0	$0	$0

(1)	Includes $9,105 which was also reported in the Summary Compensation Table for Mr. Genovese for the fiscal year ending December 31, 2007

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

The Company’s Executives are all employees at will and may be terminated at any time. Except as described below with respect to circumstances involving death, disability, qualified retirement or a change in control of the Company, and except for payments and benefits that are available generally to all employees of the Company and that do not discriminate in favor of the Executives, none of the Executives are entitled to receive any payments or awards upon termination.

Change in Control

Employment Arrangements. The employment arrangement under which Mr. deSilva joined the Company provides that in the event of a change in control of the Company before January 20, 2009 and if his employment with the Company (or its successor) terminates within one year thereafter for any reason (other than as a result of his death or disability or resignation or an involuntary termination based on acts of dishonesty, violations of law, regulations, or any material Company policy, or failure to devote substantially all of his time and efforts to carrying out his assigned duties or to perform in a reasonable manner all significant duties for which he is given responsibility), then (i) he would be entitled to an immediate lump-sum payment equal to one year’s salary (minus any salary received by him during the period of time between the change in control and the time his employment terminated), and (ii) any of the 4,000 shares (8,000 shares following the Company’s 2-for-1 stock split on May 31, 2006) of Company restricted stock (vesting equally over a period of five years) that he was awarded when he joined the Company on January 20, 2004 that had not yet vested (as of December 31, 2007, 1,600 of such shares remained unvested), would immediately vest. As a condition of receiving such payment, he would be required to execute a general release of any claims he might have against the Company or any related person or entity. The Committee believed these provisions were necessary in order to overcome Mr. deSilva’s concerns over the adverse impact that a change in control would have on his career, and to thus induce him to join the Company. Because his joining the Company was an important component of a transition in management, the Committee believed that the grant and potential acceleration of vesting was appropriate.

The employment arrangement under which Mr. Wendel joined the Company in 2006 provided that in the event of a change in control of the Company prior to June 26, 2008 (but after June 26, 2007), he would be entitled to an immediate lump-sum payment equal to one-half year’s salary, or if such change in control occurred prior to June 26, 2007, then he would be entitled to a payment of one year’s salary. The Committee believed these provisions were necessary in order to overcome Mr. Wendel’s concerns over the adverse impact that a change in control would have on his career, and to thus induce him to join the Company after having spent many years in a top-level position at a Kansas City financial institution that was one of the Company’s competitors. Because his joining the Company was an important component of a transition in management, the Committee believed that the “single trigger” provision described above was appropriate.

Plan Provisions. The Company’s Long-Term Plan and Short-Term Plan each contain clauses that provide for the acceleration of the vesting of all awards under those Plans in the event of a “change in control” of the Company. The Committee concluded that such provision was needed in order to provide reassurance to the Executives who were being asked to implement a transition in management that they would not be adversely affected by an event beyond their control (a change in control) while they are continuing to achieve such implementation. The change in control acceleration features were deemed necessary to attract and retain Executives, since the Company competes for talented employees in a marketplace where such a acceleration feature is commonly offered. The acceleration operates as follows:

Short-Term Plan Payments. The Company’s Short Term Plan provides that upon a change in control of the Company, any awards applicable to a completed performance period are immediately payable. If the change in control occurs before the performance period has ended, then the applicable performance standards are adjusted to reflect the length of the performance period, and payments are made on a pro-rata basis. Discretionary adjustments to the payments are not allowed if there is a change in control. The tables below set out the payments to which the Executives would have been entitled had a change of control of the Company occurred on December 31, 2007.

Stock Options. Unvested stock options granted under the Long-Term Plan are accelerated immediately upon a change in control of the Company. (Unvested stock options granted to the Executives under the Company’s 2002 Plan do not accelerate upon a change in control). The tables set out below reflect the value of Long-Term Plan options that would have been accelerated had a change of control of the Company occurred on December 31, 2007.

Restricted Stock. Service-based restricted stock granted under the Long-Term Plan vests 100% immediately upon a change in control of the Company. Performance-based stock granted under the Long-Term Plan vests immediately upon a change in control of the Company, but only to the extent the required performance standard (which typically covers a multi-year period) has been met by such date. The tables set out below reflect the value of the restricted stock in which the Executives would have become fully vested had a change of control of the Company occurred on December 31, 2007

Death and Disability

Upon the death or disability of an Executive, all unvested stock options issued under the Company’s 2002 Plan (except those granted within two years of such death or disability) and all unvested stock options under the Long-Term Plan, shall immediately vest. The Committee believes that acceleration due to death or disability is needed in order to recruit and retain the Executives, since such acceleration features are offered by competitors for their services. Currently, there is no acceleration of vesting of any restricted stock issued to the Executives under the Long-Term Plan under circumstances of death or disability. The tables set out below reflect the value of Long-Term Plan options and 2002 Plan options that would have been accelerated had the Executive died or become disabled on December 31, 2007.

Qualified Retirement

Upon a “qualified retirement” (defined as a retirement at age 60 or more with 10 or more years of continuous service to the Company under the Long-Term Plan, and age 60 or more with 20 years of continuous service under the 2002 Plan) of an Executive, all unvested stock options issued under the Company’s 2002 Plan (except those granted within two years of such date) and all unvested stock options under the Long-Term Plan, shall immediately vest. The Committee believes that acceleration due to such retirement is appropriate and necessary in order to motivate and reward Executives approaching retirement age, since such acceleration features are offered by competitors for their services. Currently there is no qualified retirement acceleration of vesting of any restricted stock issued to the Executives under the Long-Term Plan. As of December 31, 2007, Mr. Genovese was the only Executive who would be eligible for a qualified retirement, and the value of the options that would have automatically vested on that date had he retired on such date, is reflected in the tables below.

Summary of Payments and Values

As a result of the above agreements, plans and provisions, each of the Executives would have been eligible to receive the following payments or value in the form of cash or vested options or restricted shares, based on an assumption that on December 31, 2007 there had been a change in control of the Company and a simultaneous termination of his employment, or (as applicable) the Executive had on such date, died or become disabled or retired:

Upon a Change in Control:

Name	Salary Continuation		Cash Payments (3)	Acceleration of Nonqualified Unvested Options and Restricted Stock (4)	Vested Options (5)	Total of all Columns
J. Mariner Kemper	$0		$262,290	$1,307,571	$251,295	$1,821,157
Michael D. Hagedorn	$0		$139,888	$611,160	$0	$751,048
Peter J. deSilva	$518,000	(1)	$258,793	$1,590,226	$0	$2,367,019
Peter J. Genovese	$0		$117,449	$567,936	$330,360	$1,015,745
Clyde F. Wendel	$169,000	(2)	$127,548	$294,416	$0	$590,964

Upon Death, Disability or Qualified Retirement

Name	Acceleration of Non-qualified Options (6)	Acceleration of Qualified Options (7)	Total of all columns
J. Mariner Kemper	$249,687	$81,695	$331,382
Michael D. Hagedorn	$87,377	$37,917	$125,294
Peter J. deSilva	$229,729	$32,590	$262,319
Peter J. Genovese	$113,149	$88,710	$201,859
Clyde F. Wendel	$15,323	$0	$15,323

(1)	This amount is payable to Mr. deSilva upon a change in control prior to January 20, 2009 and the subsequent termination of employment within one year after the change in control.

(2)	This amount is payable to Mr. Wendel upon a change in control if it occurred prior to June 26, 2008.

(3)	These amounts would be payable to the Executives under the Short-Term Plan, based on the extent to which the Executives did in fact achieved their 2007 performance goals at the actual levels determined by the Committee on January 21, 2008.

(4)	These amounts reflect the value of non-qualified options, performance-based restricted stock and service-based restricted stock under the Long-Term Plan that vest on an accelerated basis upon a change in control (non-qualified options vest 100% upon a change in control, with values based on the amount by which they were “in the money” as of December 31, 2007; service-based and performance-based restricted stock values is based on the stock price on December 31, 2007 (the vesting of the service-based restricted stock accelerates 100% upon a change in control, while the vesting of performance-based restricted stock accelerates pro-rata based on the extent to which the respective performance standard has been accomplished). This computation assumes that 100% of the performance standard for the 2005 grants had been achieved, that 76.9% of the performance standard for the 2006 grant had been achieved, and that 32.22% of the 2007 grant had been achieved.

(5)	These amounts reflect the value of options under the Long Term Plan that were already fully vested (but not exercised) as of December 31, 2007. The values are listed solely to reflect the value that would be available to the Executives on December 31, 2007 irrespective of the occurrence of a change in control.

(6)	These amounts represent acceleration of vesting, upon death or disability, or qualified retirement, of all non-qualified options granted under the Long-Term Plan in 2005, 2006 or 2007; the value of such options is deemed to be equal to the amount that they were “in the money” as of December 31, 2007.

(7)	These amounts reflect acceleration of vesting, upon death or disability, or qualified retirement, of options granted under the 2002 Plan and not otherwise yet vested, based on the market value price of the stock on December 31, 2007.

DIRECTOR COMPENSATION

Directors of the Company who are not employed by the Company or its subsidiaries receive a retainer of $20,000 per year, of which $10,000 is paid in cash and $10,000 in the form of a grant of Company common stock. Both the cash portion and stock portion are based upon the numbers of full calendar quarters that each respective director serves as a director. One-fourth of the cash portion of the retainer is paid at the end of each calendar quarter of service. The stock portion of the retainer is issued in arrears at the first meeting of the Compensation Committee after the end of the fiscal year, and is fully vested and non-forfeitable upon issuance. The directors also receive $1,000 for each board meeting they attend. The Audit Committee chairman receives an annual retainer of $5,000, and all Audit Committee members are paid $1,000 for each committee meeting they attend. The chairmen of the Governance Committee and of the Compensation Committee each receive an annual retainer of $2,500, and the members of the Governance Committee and the Compensation Committee are each paid $1,000 for each committee meeting they attend. The attendance fees for attendance at telephonic meetings are one-half of the regular attendance fees.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total
Theodore Armstrong	$24,517	$9,976	$34,493
David R. Bradley, Jr.	$18,517	$9,976	$28,493
Michael J. Chesser	$19,017	$9,976	$28,993
Terrence P. Dunn	$21,517	$9,976	$31,493
Greg M. Graves	$19,517	$9,976	$29,493
Richard Harvey	$14,517	$9,976	$24,493
Alexander C. Kemper	$14,517	$9,976	$24,493
John H. Mize, Jr.	$19,517	$9,976	$29,493
Kris A Robbins	$18,017	$9,976	$27,993
Thomas D. Sanders	$21,517	$9,976	$31,493
L. Joshua Sosland	$28,017	$9,976	$38,493
Paul Uhlmann III	$19,017	$9,976	$28,993
Dr. Jon Wefald	$14,517	$9,976	$24,493
Thomas J. Wood III	$15,017	$9,976	$24,993

(1)	Fees shown in the table reflect total fees earned during 2007, including an amount equal to a partial share from the grant of the directors’ stock retainer for 2007 that is paid during 2008.

(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) and includes only the stock retainer granted in 2006 and paid in January, 2007. The stock retainer for 2007 was issued on January 24, 2008, to all directors.

PROPOSAL # 1: ELECTION OF DIRECTORS

General Information About The Nominees and The Current Directors

The Governance Committee of the Company has selected and approved, and the Board has nominated, candidates to be presented to the shareholders at the Annual Meeting for election to the Board. At the Annual Meeting, shareholders will be asked to vote for five Class II directors who will serve until the annual meeting in 2011.

Directors are elected by cumulative voting, which means that each shareholder is entitled to cast as many votes for the election of directors to each class as shall equal the number of shares of common stock held by him or her times the number of directors to be elected in that class of directors. Each shareholder may cast all such votes for a single nominee within that class or may distribute them between two or more nominees within that class as he or she sees fit. To be elected, a nominee must receive a plurality of the votes of the shares entitled to vote on the election of the directors in that class and represented in person or by proxy at a meeting at which a quorum is present.

Each of the nominees has agreed to be named as a nominee and to serve as a director, if elected. It is not anticipated that any of the nominees will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable, the shares represented by the proxy will be voted for such substitute nominee(s) as the Governance Committee may select and approve, and the Board may nominate.

The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office:

Nominees For Election

Class II—Terms expiring in 2011

Name	Age	Position with the Company	Director Since
Theodore M. Armstrong	68	Director	2005
Kevin C. Gallagher	39	Director	2007
Greg M. Graves	50	Director	2003
Paul Uhlmann III	57	Director	2000
Thomas J. Wood III	61	Director	2000

Directors Who Will Continue In Office

Class I—Terms expiring in 2010

Name	Age	Position with the Company	Director Since
David R. Bradley, Jr.	58	Director	1983
Peter J. deSilva	46	President, COO, and Director	2004
Terrence P. Dunn	58	Director	2003
Alexander C. Kemper	42	Director	1992
Kris A. Robbins	49	Director	2000

Class III—Terms expiring in 2009

Name	Age	Position with the Company	Director Since
J. Mariner Kemper	35	Chairman, CEO and Director	2004
John H. Mize, Jr.	68	Director	1986
Thomas D. Sanders	63	Director	1991
L. Joshua Sosland	47	Director	1998
Dr. Jon Wefald	70	Director	1998

Information About The Directors And Nominees

Mr. Armstrong served as Senior Vice President and Chief Financial Officer of Angelica Corporation in St. Louis, Missouri from 1986 until February 2004, and as a consultant to Angelica thereafter. Angelica Corporation is a provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong also serves as a director and as a member of the audit committee and the nominating and corporate governance committee of Cabela’s Inc.

Mr. Bradley has served as President and Editor of the News-Press and Gazette Company in St. Joseph, Missouri since 1971. He has also served as Publisher since 1994. The News-Press and Gazette Company is a newspaper, cable and broadcasting company. The News-Press and Gazette Company has operations in Missouri, Kansas, Texas, Arizona, California, Oregon, Colorado and Idaho.

Mr. deSilva joined the Company as President and Chief Operating Officer in January 2004. In May of 2004, he also assumed the positions of Chairman and Chief Executive Officer of UMB Bank, n.a. Prior to joining the Company, Mr. deSilva served as Senior Vice President of Operations and Customer Service at Fidelity Investments in Boston, Massachusetts where he had worked since February 1987.

Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group Inc. (formerly known as Dunn Industries) since 1989. J.E. Dunn Construction Group Inc. is headquartered in Kansas City, Missouri, and is the holding company for commercial contractor and construction company affiliates across the nation, including J. E. Dunn Construction Company. Mr. Dunn also serves as a director of Kansas City Southern where he is a member of the compensation and organization committee and the nominating committee.

Mr. Gallagher is currently the President and CEO of Gallagher Industries in Denver, Colorado, a private equity investment firm, and has served in that capacity since 2005. From 2002 through 2005, he served as Managing Director of the same company.

Mr. Graves has served since October 2003, as President and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri with offices and operations throughout the United States. From January 2003 through October 2003, he served as President and Chief Operating Officer of such company. He served as General Manager of that company’s Energy Division from November 1997 through June 2001, and as President of its Energy Group from July 2001 through December 2002.

Mr. Alexander C. Kemper, a brother of J. Mariner Kemper and first cousin of Thomas J. Wood III, is Chairman of the Board of the Collectors Fund, a private equity fund focused on alternative asset classes. Prior to founding the Collectors Fund, Mr. Kemper served as Chairman and Chief Executive Officer of Perfect Commerce, Inc. (formerly eScout LLC) from March 2000 to mid-2006, an e-commerce company in which UMB Bank, n.a. holds a minority interest. Prior to March 2000, he served as President of the Company from 1995 and as Chief Executive Officer from July 1999, and served as Chief Executive Officer of UMB Bank, n.a. from January 1996 and as Chairman and Chief Executive Officer of UMB Bank, n.a. from January 1997. Mr. Kemper also serves as a director and a member of the audit committee, compensation committee, and governance committee for NIC Inc.

Mr. J. Mariner Kemper, a brother of Alexander Kemper and first cousin of Thomas J. Wood III, has served as Chairman and Chief Executive Officer of the Company since May 2004 and has served as Chairman and Chief Executive Officer of UMB Bank Colorado, n.a. since July 2000. Mr. Kemper was a Vice Chairman of the Company from February 2003 until May 2004. He also was President of UMB Bank Colorado from October 1997 until July 2000.

Mr. Mize has served as Chairman, President and Chief Executive Officer of the Blish-Mize Company, Atchison, Kansas, since 1982. Blish-Mize is a wholesale hardware distribution company.

Mr. Robbins was named Chairman of the Security Benefit Corporation and its companies in January 2006, and he has served as Chief Executive Officer since January 2001. Security Benefit Corporation and its affiliates provide annuities, mutual funds, exchange traded funds, retirement plans, and business processing services throughout the United States.

Mr. Sanders currently serves as Board Consultant/Strategic Planning, MMC Corp., Leawood, Kansas. From 1991 through 2005, he served as Chairman of MMC Corp. He served as Chief Executive Officer of such company from 1991 through January 2003. MMC Corp. is a construction holding company. Prior to that he served as Chairman of the Board, President and CEO of Midwest Mechanical Contractors, Inc., one of MMC Corp.’s operating companies.

Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. The Sosland Companies are primarily engaged in trade publications for the baking, flour milling and food processing industries. Mr. Sosland has also served as editor of “Milling & Baking News” since 2000.

Mr. Uhlmann has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery products company.

Dr. Wefald is currently the President of Kansas State University, Manhattan, Kansas, and has served in that capacity since 1986.

Mr. Wood, a first cousin to J. Mariner Kemper and Alexander C. Kemper, serves as General Partner, Wood Family Partnerships. From 1997 through March 2005, he served as Chairman of the Board of American West Medical Company, a distribution, sales and marketing company of medical supplies.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE -NAMED NOMINEES.

PROPOSAL # 2: RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected and engaged Deloitte & Touche LLP as independent public accountants to examine and audit the consolidated financial statements of the Company for the fiscal year 2008. The Board is recommending that the shareholders ratify such engagement. Notwithstanding the Audit Committee’s initial selection and engagement and the shareholders’ ratification of such engagement, however, the Audit Committee shall be specifically authorized to retain another independent auditing firm at any time during the year if the Audit Committee feels that such change would be in the best interest of the Company. Deloitte & Touche LLP has served as the Company’s auditors continuously since 1982. The Audit Committee has considered whether any other relationships, including without limitation, whether Deloitte & Touche LLP’s provision of the different types of services described in the schedule below, were compatible with the maintenance of Deloitte & Touche LLP’s independence, and the Audit Committee has concluded that such relationships are compatible with the maintenance of its independence. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider the shareholders’ action in deciding whether to appoint Deloitte & Touche LLP as the Company’s independent auditor for 2009.

The Audit Committee has not established pre-approval policies and procedures for the engagement of auditor services. All auditor services are approved by the Audit Committee.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2007, and 2006 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”):

	Fiscal years ended
	December 31,
	2007		2006
Audit fees	$834,200		$813,500
Audit related fees	20,000	(1)	32,000	(2)
Tax fees	–0–		–0–
All other fees	–0–		–0–

Total fees	$854,200		$845,500

(1) Includes fees related to implementation of FIN 48 (2) Includes fees related to pension and ESOP audits.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION AND RETENTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

PROPOSAL # 3 – APPROVAL OF AMENDMENTS TO THE UMB FINANCIAL

CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN

The Company is proposing, for shareholder approval, certain amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan (the “Long-Term Plan”) that were adopted, subject to shareholder approval, by our Board of Directors at its January 22, 2008 meeting. Approval of the amendments requires the affirmative vote of a majority of the shares present and entitled to vote and represented at our Annual Meeting. A copy of the amended and restated Long-Term Plan is included in this Notice and Proxy Statement, as Appendix A.

If our shareholders approve, the amended Long-Term Plan will become effective for all award grants made on or after February 1, 2008 (including certain grants made on February 29, 2008). Whether or not shareholder approval is received, in no event will awards made before February 1, 2008, be affected by any of the proposed amendments. If our shareholders do not approve, the proposed amendments will not be effective, which means, among other things, that the awards granted on or after February 1, 2008 will not contain any feature or right that is the subject of these amendments, and the maximum number of shares eligible to be granted under the Long-Term Plan will not be increased.

OVERVIEW

In 2005, our shareholders approved the Long-Term Plan. The purposes of the Long-Term Plan is to provide a means by which Directors and selected employees may be given an opportunity to benefit from our increased financial performance by granting of stock options and restricted stock.

Our Board believes that the Long-Term Plan has been successful, but that it should be amended to increase the number of shares authorized to be issued and to make other changes described below.

PRINCIPAL CHANGES CAUSED BY AMENDMENTS

A summary of the Long-Term Plan, as amended, is set out below. The principal changes that the amendments will make to the current form of the Long-Term Plan are:

•

Increasing the maximum number of shares of our common stock that can be awarded under the Long-Term Plan from 1.2 million to 2 million and increasing the maximum number of shares that can be awarded as restricted stock from 400,000 to 800,000.

•	Amending the Long-Term Plan regarding the granting of awards by the Committee outside of an annual program.

•

Amending the Long-Term Plan to allow the Committee to include in restricted stock award agreements, provisions such that awards will become fully or partially vested upon an award holder’s termination from employment on account of death, disability or the participant’s qualified retirement.

•	Authorizing shares to be awarded under the Long-Term Plan in book entry form with our direct registration service (DRS).

•	Prohibiting the repricing of outstanding stock options granted under the Long-Term Plan unless the repricing is approved by our shareholders.

•

Adding additional potential performance goals under the Long-Term Plan pursuant to which performance-based restricted stock would qualify for the performance-based compensation exception to Section 162(m) of the Code (which limits deductible compensation to $1 million for the certain top executive officers employed at the end of the year).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL

The following is a summary of the principal features of the Long-Term Plan, as amended. This summary does not discuss every aspect of the Long-Term Plan. We urge you to carefully read the full text of the Long-Term Plan contained in Appendix A of this proxy statement. We will provide without charge a copy of the Long-Term Plan document to any shareholder who requests a copy.

SUMMARY OF LONG-TERM PLAN

Material Features of the Long-Term Plan

General. The Long-Term Plan permits the grant of stock options and shares of restricted stock. Shareholder approval of the Long-Term Plan, among other things, is intended to (1) comply with applicable securities law requirements, and (2) permit the performance-based awards discussed below to qualify for deductibility under section 162(m) of the Code. Individuals eligible to receive awards and grants under the Long-Term Plan include our employees, officers and directors. For our 2008 fiscal year, there are 13 directors and approximately 34 executive officers who will be eligible to receive awards under the Long-Term Plan. The number of employees and directors eligible to receive awards under the Long-Term Plan may increase or decrease in future years as determined by the Compensation Committee.

The Long-Term Plan allows the Compensation Committee to grant to selected eligible employees of ours (i) options to purchase shares our common stock (“Stock Options”) and (ii) shares of our common stock, subject to certain forfeiture restrictions and restrictions on transferability (“Restricted Stock”). As explained more fully below, Restricted Stock granted under the Long-Term Plan may be “Service-Based Restricted Stock”, which vests over a period of time based on the eligible employee’s continued years of service with us and/or “Performance-Based Restricted Stock”, which vests based both on the eligible employee’s continued years of service with us and our achievement of one or more performance goals. No cash consideration is paid by an eligible employee at the time he or she receives a grant of one or more Stock Options or shares of Restricted Stock.

Non-Employee Director Awards. The Long-Term Plan permits issuance of shares of our common stock to our non-employee directors as a component of such directors’ compensation for their service on the Board. Each year, the Compensation Committee will set a dollar amount of shares that can be issued to a non-employee director for the year. For each calendar quarter during which the individual serves as a director, he or she will be entitled to 25% of the total amount of the award for the year. Shares of Company common stock will be awarded without payment for the shares by the director, and will be nonforfeitable and transferable.

Eligibility. Only those employees and directors that are selected by the Compensation Committee to receive awards under the Long-Term Plan are eligible to participate in the Long-Term Plan. The employees who receive Stock Options or Restricted Stock in one particular year may differ from those who receive such awards for other years.

Shares Subject to Long-Term Plan and Annual Limitation on Benefits. The total amount of shares of Company common stock reserved under the Long-Term Plan is 2,000,000 shares. Of this total, no more than 800,000 can be awarded as Restricted Stock.

No one eligible employee may receive more than $1,000,000 in benefits under the Long-Term Plan during any one fiscal year, taking into account the value of all Stock Options and Restricted Stock received during such fiscal year. In determining this $1,000,000 annual cap on Long-Term Plan benefits (i) the value of Stock Options shall be determined as of the date of grant using valuation models acceptable under tax, accounting and other regulatory rules (e.g., Black-Scholes option valuation model) and (ii) the value of shares of Restricted Stock shall be determined based on the fair market value on the date of grant.

Terms of Awards. Subject to the terms of the Long-Term Plan and as memorialized in the applicable stock award agreement under which eligible employees receive awards, the amount of such awards and the specific terms of the awards will be determined by the Committee. The Committee will generally make decisions regarding such above mentioned awards by following the terms of certain incentive compensation “programs” which will be established from time to time by the Committee. These compensation programs will establish many of the parameters governing which employees will receive what types of awards (e.g., Options, Service-Based Restricted Stock or Performance-Based Restricted Stock), whether, and at what time(s), such awards are exercisable (in the case of Stock Options) or no longer subject to a risk or forfeiture (in the case of Restricted Stock). In connection with the initiation of a new compensation program, the Committee will establish performance goals (a listing of the possible performance criteria for such goals is set forth below) for determining whether certain performance-based awards vest or become payable. Under these programs, the Committee will also establish the maximum dollar value of benefits that can be granted to an eligible employee during a particular fiscal year. Such maximum amount will be generally be expressed as a percentage of the eligible employee’s base salary for the applicable year. The maximum value of benefits may, and very likely will, be different for different employees and may change from one year to the next. In addition to granting awards pursuant to a program, the Committee may grant awards outside of a program from time to time as the Committee determines is appropriate.

Stock Options. Under the Long-Term Plan, the Committee may grant Stock Options to purchase our common stock. Only nonqualified stock options will be granted under the Long-Term Plan. We will not receive any cash consideration for issuing the Stock Options, but will receive payment from the eligible employees for the stock upon exercise of the Stock Options. The number of shares subject to Stock Options granted in any year will be determined by the Committee. The total number of shares subject to Stock Options will be taken from the 2,000,000 shares of stock reserved for the Long-Term Plan.

The exercise price to purchase a share of Company common stock subject to a Stock Option will be equal to the fair market value of a share of Company common stock on the Option’s date of grant. The Long-Term Plan does not specify a limit on the exercise period; provided, however, that a Stock Option may not be exercised after termination of employment except for limited periods in the case of disability, death or retirement. To the extent otherwise exercisable, a Stock Option, or a portion thereof, may be exercised through the payment by the optionee of the Option Price at the time the Stock Option is exercised. All outstanding Options become 100% exercisable upon the occurrence of a “change in control” (as defined under the Long-Term Plan) and, depending upon the particular terms of the applicable Stock Award Agreement, the exercisability of a Stock Option may also be accelerated in the event of a disability (as defined under the Long-Term Plan), death and/or the optionee’s “qualified retirement” (also defined under the Long-Term Plan).

Restricted Stock. Under the Long-Term Plan, we may grant Restricted Stock. Generally, we will not reserve any cash consideration for granting shares of Restricted Stock. A share of Restricted Stock is a share of Company common stock that is both subject to a substantial risk of forfeiture and nontransferable until certain specified conditions are satisfied. There are two types of Restricted Stock that can be granted under the Long-Term Plan: Service-Based Restricted Stock and Performance-Based Restricted Stock. Service-Based Restricted Stock will vest (i.e., become nonforfeitable and transferable) based on the eligible employee’s continued years of service with us. Performance-Based Restricted Stock will vest based on both the eligible employee’s continued years of service with us and on the satisfaction of one or more pre-established performance goals (set forth below). In the event of a Change in Control, (i) all Service-Based Restricted Stock will become fully vested and (ii) an eligible employee’s unvested Performance-Based Restricted Stock will vest to the extent the applicable performance goals with respect to such Stock have been met (i.e., future service will not be required). If, in the event of a Change in Control, the applicable performance goals have only been partially met (as determined by the Committee), then the eligible employee shall be vested in only a pro-rata portion of such Performance-Based Restricted Stock based on the percentage of such performance goals that have been satisfied as of the date of the Change in Control. The Committee may include in any Restricted Stock Award Agreement provisions providing for an acceleration (either full or partial) of the award’s vesting status upon the holder’s termination of employment due to death, disability or qualified retirement.

Performance Criteria. The Long-Term Plan provides that the performance goals for Performance-Based Restricted Stock will be based on one or more of the following criteria: (1) earnings; (2) growth or rate of growth; (3) net income or loss; (4) reduction in expense levels; (5) operating and maintenance cost management and employee productivity; (6) shareholder returns (on assets, investments or equity); (7) return measures; (8) growth or rate of growth measures; (9) share price; (10) strategic business criteria (e.g., specified revenue, market share production volume levels); and (11) achievement of business or operational goals such as market share and/or business development. These performance criteria may be on an aggregate or per share basis or on a pre-tax or post-tax basis; may relate to the Company as a whole or to any of its subsidiaries, operating divisions or other operating units; and may provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss or like matters. To the extent permitted under section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Compensation Committee may designate additional performance criteria on which the Performance-Based Restricted Stock may be based or adjust, modify, or amend the aforementioned business criteria.

Amendments to Long-Term Plan. The Long-Term Plan cannot be amended to increase the cost of the Long-Term Plan to us without shareholder approval. The cost of the Long-Term Plan will be equal to the value of the shares issued in connection with the exercise of Stock Options and of the shares issued as Restricted Stock. However, the costs of the Long-Term Plan will be offset by the payment received by us from the eligible employees upon exercise of Stock Options. The Long-Term Plan can be amended by the Committee to alter the allocation of benefits between persons and groups of persons without shareholder approval. However, the Committee cannot amend the Long-Term Plan, without shareholder approval, to increase the total number of shares reserved under the Long-Term Plan (2,000,000), to increase the maximum amount of benefits which can be paid under the Long-Term Plan to one eligible employee during a single fiscal year ($1,000,000), or to change the performance goals which can be used for Performance-Based Restricted Stock.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Long-Term Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Options. In general, an optionee does not recognize taxable income upon the grant of a nonqualified stock options. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified stock options on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income recognized is equal to the fair market value of the shares less the cash, if any, paid for the shares. Unless the below described election is made, dividends paid on shares of restricted stock, if any, will be treated as ordinary compensation income and not be eligible for any preferential tax treatment that may otherwise by afforded to qualifying corporate dividends. To the extent that cash dividends paid on restricted stock are applied toward the purchase of additional shares of restricted stock, additional ordinary income will be recognized at the time such additionally received shares first become freely transferable or no longer subject to a substantial risk of forfeiture.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the shares or the restricted stock will be taxed as capital gains when the shares are sold. However, if after making such an election, the shares of restricted stock are forfeited, the participant will be unable to claim any loss deduction.

We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Information

The market value of our common stock as of March 5, 2008 is $37.73 per share.

Code Section 409A. Awards granted under the Long-Term Plan are intended to either be exempt from Code Section 409A or intended to meet the requirements of this section of the Code.

Long-Term Plan Benefits. The following table sets forth information regarding the benefits that certain executive officers and groups of executive officers have received through grants under the Long-Term Plan made on March 5, 2008 that will be subject to the Long-Term Plan as amended by the proposed amendments (if such amendments are approved by the Shareholders).

UMB FINANCIAL CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN

Name and Position	Number of Shares of Restricted Stock	Dollar Value of Shares ($)	Number of Options
J. Mariner Kemper	9,043	$341,192	25,735
Michael D. Hagedorn	3,375	$127,339	9,607
Peter J. deSilva	8,923	$336,664	25,392
Peter J. Genovese	2,788	$105,191	7,934
Clyde F. Wendel	2,910	$109,794	8,284
Executive Group	43,790	$1,652,197	124,632
Non-Executive Officer Employee Group	20,505	$773,653	58,414

Because it is presently unknown whether the service-based vesting requirements and performance-based vesting requirements will be satisfied, the amounts reflected in the above table are subject to change. The table assumes that all service-based vesting requirements and performance-based vesting requirements are satisfied. The shares are valued as of March 5 at a price $37.73 and the options have an exercise price of $37.73.

The closing price of our Common Stock as reported on the Nasdaq Global Select Market for March 7, 2008, was $36.98.

If approved by the Shareholders, the amended Long-Term Plan would become effective for all awards granted on or after February 1, 2008. If our shareholders do not approve of the amended Long-Term Plan, the current version of the Long-Term Plan (as approved by shareholders on April 25, 2005) will continue. All awards granted under the Long-Term Plan and the shares underlying such awards have been registered by a Form S-8 filed with the U.S. Securities and Exchange Commission on May 19, 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” AMENDMENTS TO THE UMB FINANCIAL CORPORATION LONG-TERM PLAN

PROPOSAL # 4 – APPROVAL OF AMENDMENTS TO THE UMB FINANCIAL CORPORATION

2002 INCENTIVE STOCK OPTION PLAN

We are proposing, for shareholder approval, certain amendments to the UMB Financial Corporation 2002 Incentive Stock Option Plan (the “2002 Plan”) that were adopted, subject to shareholder approval, by our Board of Directors at its January 22, 2008 meeting. Approval of the amendments requires the affirmative vote of a majority of the shares present and entitled to vote and represented at our Annual Meeting. A copy of the amended and restated 2002 Plan is included in this Notice and Proxy Statement, as Appendix B.

If our shareholders approve, the amended 2002 Plan will become effective for all award grants made on or after February 1, 2008. If our shareholders do not approve, the proposed amendments to the 2002 Plan will not be effective and any awards granted on or after February 1, 2008 will not contain any feature or right that was the subject of these amendments.

OVERVIEW

In 2002, our shareholders approved the 2002 Plan. We believe that stock options have been and will continue to be important inducements in retaining and motivating our qualified, high-performing employees. The purpose of the 2002 Plan is to promote our and our shareholders’ interests by encouraging our key employees to invest in our common stock and thereby acquire a proprietary and an increased personal interest in us, which will provide such employees with an additional incentive to remain our employees and promote our continued success and progress.

PRINCIPAL CHANGES CAUSED BY THE AMENDMENTS

At a meeting of our Board of Directors, held on January 22, 2008, the Board adopted amendments to the 2002 Plan. A summary of the 2002 Plan, as amended and restated, is set out below. The principal changes that the amendments will make to the current form of the 2002 Plan are:

•	For all option grants made after February 1, 2008, the amendment allows for the option exercise price to be paid through a cashless exercise feature utilizing a third-party broker dealer.

•

For all option grants made after February 1, 2008, the amendments remove the one-year stock holding requirement on all stock received upon the exercise of an option granted under the 2002 Plan and decrease from twenty years to ten years the number of years of service an option holder must have worked for us in order for his or her termination of service with us to qualify as a “retirement’ under the 2002 Plan. A “retirement” under the 2002 Plan allows the option holder to have up to three months to exercise an option following cessation of employment. Generally, the 2002 Plan provides that options are not exercisable after an option holder ceases to be employed by us.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” APPROVAL

The following is a summary of the principal features of the 2002 Plan, as amended. This summary does not discuss every aspect of the 2002 Plan. We urge you to carefully read the full text of the 2002 Plan contained in Appendix B of this proxy statement. We will provide without charge a copy of the 2002 Plan to any shareholder who requests a copy.

SUMMARY OF 2002 INCENTIVE STOCK OPTION PLAN

Eligibility. Only full-time regular salaried employees of ours and our subsidiaries who serve as an officer or a department head (or in a comparable capacity) would be eligible to participate in the 2002 Plan. As of March 7, 2008, there were approximately 778 such individuals. Our Board of Directors Compensation Committee (“the Committee”) determines which eligible employees may receive options and the number of shares received, taking into account their duties, present and potential contributions to our success, number of years remaining in which effective service may be anticipated, and such other factors as the Committee may deem relevant in connection with accomplishing the purpose of the 2002 Plan.

Option Grants. The options to be granted under the Plan permit the optionees to purchase shares of our common stock, par value $1 (“Company Stock”), during the option period specified in an option agreement governing each respective grant (the “Option Agreement”) at a price equal to the fair market value at the time the option is granted. The Company will not receive any cash consideration for issuing any options under the 2002 Plan, but it will receive payment from the eligible employee for the stock upon exercise of the option. In the case of individuals who have the power to vote more than 10% of our outstanding stock (“10% Holders”) the price will not be less than 110% of the fair market value of our stock at the time the option is granted. The period of time that the option will remain outstanding is established by the Committee and specified in the Option Agreement, but cannot exceed 10 years (5 years for 10% Holders). The form in which the option price is paid upon an exercise of the option, may consist of cash, Company Stock having a fair market value equal to the option price, or a combination of cash or shares. No option may be exercised unless, at the time of exercise, the optionee is employed by us and/or a subsidiary of ours and has continuously been employed since the date the option was granted; provided however in certain cases where the optionee dies or is permanently disabled or retires from his/her position with us or one of our subsidiaries after having reached the age of sixty years and having been continuously employed by us or one of our subsidiaries for a period of twenty years or more (ten years or more for Options granted after February 1, 2008), then the period of time in which the option could be exercised is extended for a specified period of time after such death, disability or retirement. Moreover, the

Committee is authorized to provide in any Option Agreement hereafter approved by it, that upon the occurrence of any such death, disability or retirement, any unvested (not yet exercisable) options then held by such individual at the time of such death, disability or retirement immediately vest in full. If an employee exercises an option and subsequently ceases to be employed by us or one of our subsidiaries and goes to work for a competitor under terms described in the 2002 Plan, within two years of his or her exercise of that option, we may recover the benefits realized by the optionee at the time of exercise.

Available Shares and Adjustments. A total of one million (1,000,000) shares of our common stock, par value $1, are reserved for issuance under the 2002 Plan. If an option under the 2002 Plan expires, terminates or is forfeited during the term of the 2002 Plan without having been exercised in full, any shares of stock not purchased under such option are again available for other options to be granted under the 2002 Plan. The number of shares available under options under the 2002 Plan is subject to automatic proportional adjustment in the event of stock splits, stock dividends, reverse stock splits or split ups, and is subject to discretionary adjustment by the Committee under other stated circumstances, provided however that no adjustment may be made with respect to options that would cause the 2002 Plan to violate section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Federal Income Tax Consequences. Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of Options granted under the 2002 Plan are as described below.

The options granted under the 2002 Plan are intended to qualify as “incentive stock options” under section 422 of the Code. In general, neither we nor the optionee incurs any tax consequences either at the time an incentive stock option (an “Incentive Option”) is granted or at the time the optionee becomes entitled to exercise the Incentive Option. Also, the optionee generally is not required to recognize taxable income upon the actual exercise of an Incentive Option (subject to the alternative minimum tax rule discussed below), and we receive no income tax deduction at the time of exercise.

If an optionee sells or disposes of shares of common stock acquired by the exercise of an Incentive Option (the “Option Shares”), the length of time between the disposition of the Option Shares and (1) the grant of the Incentive Option, and (2) the exercise of the Incentive Option, determines the tax consequences of the disposition of the Option Shares. If the disposition of the Option Shares occurs (a) more than two years after the Incentive Option was granted and (b) more than one year after the Incentive Option was exercised (the “Holding Period Requirements”), the optionee generally recognizes a long-term capital gain or loss, as the case may be. The amount of such capital gain (or loss) is equal to the difference between (i) the amount of the proceeds received by the optionee upon the disposition of the Option Shares and (ii) the aggregate option exercise price of the Incentive Option. We are not entitled to an income tax deduction upon a disposition in accordance with these rules. (The Holding Period Requirements do not apply if an Incentive Option is exercised after the death of an optionee by the estate of the optionee, or by a person who acquired the right to exercise such Incentive Option by bequest or inheritance or by reason of the death of the optionee.)

If a disposition does not satisfy the Holding Period Requirements (i.e., if a “disqualifying disposition” occurs), the optionee is required to recognize ordinary compensation income at the time of the disqualifying disposition in an amount equal to the lesser of (1) the amount by which the proceeds of the disqualifying disposition exceed the aggregate option exercise price of the Incentive Option (the “gain upon disposition”) or (2) the amount by which the fair market value of the Option Shares at the time of exercise exceeded such aggregate option exercise price. Any portion of the gain upon disposition that is not treated as ordinary income is treated as a capital gain. If the proceeds of the disqualifying disposition are less than the aggregate option exercise price of the Incentive Option, the difference is treated as a capital loss.

In the event of a disqualifying disposition, we are entitled to claim a compensation deduction equal to the amount of ordinary compensation income recognized by the optionee. We are entitled to claim this deduction for our taxable year in which the disqualifying disposition occurs.

If an optionee already owns shares of our common stock and surrenders those shares to pay the exercise price of an Incentive Option, the optionee, as a general rule, is not required to recognize gain (either with respect to the transfer of the surrendered shares or with respect to the issuance of the new Option Shares under the Incentive Option) until the optionee disposes of the new Option Shares. The Treasury Department’s final regulations relating to statutory options set forth the method for determining an optionee’s basis and holding period for the new Option Shares. According to these regulations, to the extent an optionee receives new Option Shares equal in number to the surrendered shares, the optionee’s basis in such new Option Shares will be the same as the optionee’s basis in the surrendered shares, increased by the amount, if any, of compensation income recognized by the optionee upon such exchange (see next paragraph); and the holding period of such new Option Shares will run without interruption from the date of acquisition of the surrendered shares; provided, however, that (i) for purposes of determining whether a disqualifying disposition of such new Option Shares occurs in the future, the holding period of such shares will run from the date of the exchange, and (ii) for purposes of determining the amount of ordinary compensation income required to be recognized by the optionee as a result of a disqualifying disposition of such new Option Shares, the fair market value of such shares on the date of the exchange shall be treated as the aggregate option exercise price of such shares. If the optionee receives additional new Option Shares in connection with the exercise of the new Incentive Option (i.e., if the number of new Option Shares acquired exceeds the number of old shares surrendered), then the optionee’s basis in the additional new Option Shares will be zero (plus the amount of cash, if any, paid for such shares), the holding period of such shares will commence at the time of the exchange, and, for purposes of determining the amount of ordinary compensation income required to be recognized by the optionee at the time of a disqualifying disposition of such shares, the aggregate option exercise price of such shares will be deemed to be zero.

A special rule applies if (1) an optionee pays the exercise price of an Incentive Option by surrendering shares of common stock which the optionee acquired through the exercise of another incentive stock option, and (2) the optionee has failed to meet either of the Holding Period Requirements with respect to his or her ownership of the surrendered shares. In this situation, the surrender of the old shares of common stock to exercise the new Incentive Option is treated as a disqualifying disposition of the surrendered shares, and the optionee is required to recognize income (or loss) with respect to the surrendered shares in accordance with the special rule that applies to disqualifying dispositions. For this purpose, the fair market value of the surrendered shares on the date of the surrender will be treated as the amount of the proceeds of the disqualifying disposition.

The number of shares as to which options could be granted are to be limited so that the fair market value of all shares (determined as of the date the option is granted) of the optionee first exercisable during any given calendar year, does not exceed the sum of $100,000 (or, if different, the maximum dollar amount in effect under section 422 of the Code or any successor provision), and if any acceleration of exercisability arising from the optionee’s death, disability or qualified retirement were to cause such maximum to be exceeded, then the options relating to such excess would be treated as non-qualified stock options. Very generally, when a non-qualified stock option is exercised, the optionee is required to recognize ordinary compensation income equal to the difference between (1) the fair market value of the shares of common stock received at the time of exercise and (2) the aggregate option exercise price; and we are entitled to claim a compensation deduction equal to the amount of ordinary compensation income recognized by the optionee.

Administration of 2002 Plan. The Committee administers the 2002 Plan and options granted under the 2002 Plan. The Committee is empowered to amend the 2002 Plan, but no amendment may be made that impairs the rights of an optionee (without the optionee’s written consent) or that, without the approval of our shareholders, materially increases the total number of shares available under the 2002 Plan (except for adjustments described above), or that materially increases benefits accruing under the 2002 Plan, or that materially modifies requirements as to eligibility for participation in the 2002 Plan.

Other Information

The market value of our common stock as of March 5, 2008 is $37.73 per share.

Code Section 409A. Options granted under the 2002 Plan are intended to either be exempt from Code Section 409A or intended to meet the requirements of this section of the Code.

2002 Plan Benefits Future benefits under the 2002 Plan are not currently determinable.

If approved by the Shareholders, the amended 2002 Plan would become effective for all Options granted on or after February 1, 2008. If our shareholders do not approve of the amended 2002 Plan, the current version of the 2002 Plan (as amended as of January 23, 2007) will continue. The options and the shares underlying the options have been registered by a Form S-8 filed with the U.S. Securities and Exchange Commission on December 20, 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” AMENDMENTS TO THE UMB FINANCIAL CORPORATION 2002 INCENTIVE STOCK OPTION PLAN

PROPOSAL # 5 – SHAREHOLDER PROPOSAL

Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, owner of 92 shares of the Company’s common stock, has notified the Company that he intends to present a proposal for consideration at the Meeting. As required by the Exchange Act, the text of the shareholder proposal and supporting statement appear as submitted to the Company by Mr. Armstrong. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement. The Board recommends a vote against the proposal for the broader policy reasons set forth below.

Shareholder Proposal:

Shareholder Resolution:

That the shareholders of UMB FINANCIAL CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired term of previously-elected Directors.

Shareholder Supporting Statement:

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards and (sic) unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors’ Statement in Opposition:

The Board has seriously considered the proposal to de-classify the Board and require annual election of all of the Company’s directors. After careful consideration, the Board strongly believes this proposal is NOT in the best interests of the Company or its shareholders and recommends that the shareholders vote AGAINST this proposal.

The Corporate Governance Committee, composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s current classified Board structure. In its most recent review and in connection with its review of this shareholder proposal, the committee considered the history of the classified Board system, the current industry environment, and arguments for and against a classified Board system. After careful consideration, the committee concluded that the continuity and quality of leadership that results from a classified Board creates long-term shareholder value and is in the best interests of the Company and its shareholders. The Board opposes the proposal for the following reasons:

Accountability to Shareholders and Strong Corporate Governance. Mr. Armstrong’s assertion that the classified board structure diminishes a director’s accountability to Company shareholders is unfounded. Each director is required to uphold his fiduciary duties to the Company and its shareholders, regardless of the length of his term of service or the frequency of his standing for re-election. Shareholders already have a meaningful opportunity at each annual meeting of shareholders to communicate their views on the Board’s oversight of the management of the Company through the director election process. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.

Stability and Continuity. The classified Board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on the Board who are familiar with the Company, its complex financial business, and its strategic goals. The classified Board structure also provides flexibility by requiring the annual election of one-third of the directors and a majority of the directors over a two-year period. Experienced directors who are knowledgeable about the Company’s complex financial business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its shareholders. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors. If all directors were elected annually, the Board could be composed entirely of directors who were unfamiliar with the Company and its business strategies. This could jeopardize the Company’s long-term strategies and growth plans. The Board believes that the Company’s current classified Board is prudent and necessary for the protection of all shareholders.

A classified Board also assists the Company in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment. The Board believes that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.

Mr. Armstrong’s reference to a “positive link” between annual election of directors and firm value is misleading. The cited study did not conclude that companies with classified boards had lower firm performances, as Mr. Armstrong implies. Instead, the authors of the study established a score for companies based on 24 different corporate governance provisions. The authors then analyzed that score in relation to a performance measure called Tobin’s Q. The authors do not suggest that a causal relationship could be found between value and any one of the 24 provisions, much less a special correlation between annual election of directors and “firm value.”

In addition, “firm value” as used in the study cited by Mr. Armstrong is only one measure of firm performance. A different study on “Corporate Governance and Firm Performance” published by Institutional Shareholder Services in December 2004 found a negative relationship between companies that elect directors annually and most other performance measures. The 2004 study suggested that companies with staggered boards have higher profit margins, higher dividend yields and higher share repurchases.

Enhances the Independence of the Board. The Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-employee directors by providing them with a longer assured term of office, thereby insulating them from pressures from management or from special interest groups who might have an agenda contrary to the long-term interests of all shareholders. The Company’s current classified Board structure permits its directors to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board each year. The freedom to focus on the long-term interests of the Company instead of on the re-nomination process leads to greater independence and better governance.

Protection against Certain Takeovers. A classified Board reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company’s shareholders. A classified Board structure encourages such third parties to negotiate at arms’ length with the Board. Because only one-third of the Company’s directors are elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change in control of the Board, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all shareholders. Absent a classified Board, a potential acquirer could unilaterally gain control of the Company by acquiring or obtaining voting control over a sufficient number of shares of the Company’s common stock to replace the entire Board with its own nominees at a single annual meeting, and without paying a fair value to the Company’s other shareholders. Having a classified Board does not prevent unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all shareholders.

In considering any takeover effort or other significant development concerning the Company, the Board understands that its duty is to protect the interests of all of the Company’s shareholders. The Board intends to discharge that duty to its utmost ability and would not utilize the various defensive tactics available to it to resist any action that the Board believes to be in the best interests of all of the Company’s shareholders. The majority of the Board are independent, non-management directors who will always put the interests of shareholders first.

Actions of Other Companies. Mr. Armstrong lists several companies that now elect directors annually because of his efforts. Each of those companies made the decision to conduct annual director elections in light of its own particular financial and market circumstances. The Board does not believe that the fact that other companies have taken steps to remove their classified boards is a persuasive reason for the Company to undertake the same initiative.

Required Vote; Recommendation Only. The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Meeting is required to approve this Proposal No. 5. Shareholders should be aware that this shareholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board of Directors, and therefore, its approval would not necessarily effectuate the declassification of the Board of Directors.

The Board recommends you vote “AGAINST” Proposal No. 5. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed on the proxy card.

OTHER MATTERS

The Board knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment, subject to and in accordance with the requirements set forth in Rule 14a-4(c) under the Exchange Act.

SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company by November 18, 2008, to be considered for inclusion in the proxy materials of the Company for the 2009 Annual Meeting. The Company requests that such shareholder proposals be sent to the attention of the Corporate Secretary at the address below by certified mail-return receipt requested. In addition, the Company must receive notice of any shareholder proposal to be submitted at the 2009 Annual Meeting (but not required to be included in the Company’s proxy statement for that meeting) by February 1, 2009, or such proposal will be considered untimely pursuant to Rule 14a-5(e)(2) under the Exchange Act.

By Order of the Board of Directors

Dennis R. Rilinger
Secretary

March 18, 2008

Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available at the Company’s website at www.umb.com/investor after they are filed with the SEC. A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge upon written request directed to: Corporate Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106.

APPENDIX A

UMB FINANCIAL CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective January 22, 2008)

SECTION 1. ESTABLISHMENT AND PURPOSE

UMB Financial Corporation hereby amends and restates the UMB Financial Corporation Long-Term Incentive Compensation Plan, as set forth herein, originally effective January 1, 2005 and approved by the Company’s shareholders on April 25, 2005, for the purpose of providing a means by which Directors and selected Associates may be given an opportunity to benefit from increased financial performance of the Company through the granting of (1) Nonstatutory Stock Options, (2) rights to acquire Service-Based Restricted Stock based on service with the Company and (3) rights to acquire Performance-Based Restricted Stock based on performance.

SECTION 2. DEFINITIONS

2.1 Affiliate: Any entity which is wholly owned by the Company or an Affiliate.

2.2 Associate: A person who is employed by the Company or an Affiliate.

2.3 Board: The Board of Directors of the Company.

2.4 Change in Control: For purposes of this Plan, a “Change in Control” shall occur if:

(1) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation or entity, and the transaction contemplated by such agreement is consummated, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(3) A change occurs in the composition of the Board during any period of twelve consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason other than resignation to constitute at least a majority thereof at the end of such twelve-month period, unless the election, or the nomination for election by the Company’s shareholders, of each new director elected during such twelve-month period was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(4) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, and the transaction contemplated by such plan or agreement is consummated.

For purposes of this paragraph, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the

Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company Stock.

2.5 Code: The Internal Revenue Code of 1986, as amended.

2.6 Compensation Committee: The Compensation Committee of the Company.

2.7 Company: UMB Financial Corporation.

2.8 Company Stock: Common stock of the Company.

2.9 Corporate Executive: A Participant who has been determined by the Compensation Committee as having substantial Company-wide responsibilities and who has been designated as a “Corporate Executive” by the Compensation Committee.

2.10 Continuous Service: Service with the Company or an Affiliate which is not interrupted or terminated. The Compensation Committee may determine, in its sole discretion, whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

2.11 Designated Executive: An Associate who has been designated by the Compensation Committee as an individual whose compensation is to be fixed exclusively by the Compensation Committee.

2.12 Director: A member of the Board of Directors of the Company.

2.13 Disability: Disability shall mean total and permanent disability within the meaning of Section 22(e)(3) of the Code.

2.14 Eligible Associate: An Associate who is eligible to participate in the Plan in accordance with Section 5.

2.15 Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

2.16 Executive Committee: The Executive Committee of the Company.

2.17 Fair Market Value: The value of the Common Stock of the Company, determined as follows for any date:

(1) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the closing price, regular way, of the security on such exchange, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, in all cases, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Compensation Committee.

2.18 Nonstatutory Stock Option: An Option not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2.19 Option: A Nonstatutory Stock Option granted pursuant to the Plan.

2.20 Optionee: A person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

2.21 Participant: An Eligible Associate who is designated as a Participant under the Plan in accordance with Section 5.

2.22 Performance Standard: A Performance Standard as defined in Section 10.

2.23 Performance Period: The period of time specified by the Compensation Committee during which the specified Performance Standard is to be achieved.

2.24 Plan: The UMB Financial Corporation Long-Term Incentive Compensation Plan.

2.25 Qualified Retirement. Shall have the meaning ascribed to it in Section 7.11.

2.26 Restricted Stock: Common Stock of the Company issued subject to the restrictions for Service-Based Restricted Stock or Performance-Based Restricted Stock.

2.27 Restricted Stock Agreement: A written agreement between the Company and a holder of a Stock Award Agreement evidencing the terms and conditions of the issuance of Restricted Stock to a Participant. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

2.28 Rule 16b-3: Rule 16b-3 of the Exchange Act or any successor to the Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.29 Securities Act: The Securities Act of 1933, as amended.

2.30 Stock Award: Any right to receive an Option, any right to acquire Restricted Stock, or any right by a Director to receive a grant of Company Stock.

2.31 Stock Award Agreement: A written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.32 Stock Option Agreement: A written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant under a Stock Award. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

SECTION 3. ADMINISTRATION

3.1 The Plan shall be administered by the Compensation Committee, unless the Compensation Committee delegates administration of the Plan, as provided in Section 14.

3.2 The Compensation Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To establish annual Programs in accordance with the terms of this Plan, and to make awards not under a Program in accordance with the terms of this Plan, under whatever terms and conditions the Compensation Committee deems necessary or desirable in order to carry out the purposes of the Plan.

(b) To determine who is eligible under the Plan.

(c) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each stock Award shall be granted; what type of Stock Award shall be granted, the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares which shall be granted to each such person under a Stock Award.

(d) To construe and interpret the Plan and Stock Awards granted under it and any instruments or agreements relating to the Plan, and to establish, amend and revoke rules and regulations and standards and procedures for its administration. The Compensation Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or other instrument or agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e) To amend a Stock Award as provided in Section 17.

(f) To determine the exercise price and the term of each Option.

(g) To determine the terms and conditions, which need not be identical, of each Option and each Stock Option Agreement.

(h) To determine whether, to what extent, under what circumstances, and by what method or methods an Option may be settled, exercised, canceled, forfeited or suspended.

(i) To determine the terms and conditions, which need not be identical, of each issuance of Restricted Stock and each Restricted Stock Agreement.

(j) To establish, amend, suspend or waive such rules and regulations and standards and procedures, and appoint such agents as it shall deem appropriate for the proper administration of the Plan.

(k) To make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan.

3.3 All actions and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Compensation Committee shall be fully protected by the Company with respect to any action, determination or interpretation.

SECTION 4. SHARES SUBJECT TO PLAN

4.1 Subject to the provisions of Section 16 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Two Million (2,000,000) shares of the Company Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Company Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

4.2 The Company Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.3 The Company shall use its best efforts at all times during the term of this Plan, to reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority to issue and to sell, the number of shares of Company Stock that shall be sufficient to satisfy the requirements of this

Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

4.4 Subject to the provisions of Section 16 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Service-Based Restricted Stock or Performance-Based Restricted Stock included in Stock Awards may equal but shall not exceed in the aggregate Eight Hundred Thousand (800,000) shares of the Company Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without all shares of the Service-Based Restricted Stock, Performance-Based Restricted Stock which was part of such Stock Award having been earned and/or vested, such shares shall revert to and again become available to issue as either Service-Based Restricted Stock or Performance-Based Restricted Stock under this Plan.

SECTION 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligible Associates shall be eligible to participate in the Plan if they are designated as a “Participant” by the Compensation Committee. The Compensation Committee will also identify each Eligible Associate that is being designated as a “Corporate Executive”, and retains the authority and discretion to change any such designation (or to designate an Eligible Associate as a Corporate Executive during the course of the Performance Period) if the principal responsibilities of such Eligible Associate change during the Performance Period.

5.2 A person appointed and acting as a Director of the Company shall be eligible to participate in the Director’s Stock Award Program in accordance with the provisions of Section 11.

5.3 No one eligible employee may receive more than $1,000,000 in benefits under the Plan during any one fiscal year taking into account the value of all Stock Options and Restricted Stock received during such fiscal year. In determining this $1,000,000 annual cap on Plan benefits (i) the value of Stock Options shall be determined as of the date of grant using valuation models acceptable under tax, accounting and other regulatory rules (e.g. Black-Scholes option valuation model) and (ii) the value of shares of Restricted Stock shall be determined based on the Fair Market Value on the date of grant.

SECTION 6. PROGRAMS

6.1 Each calendar year, the Compensation Committee may establish a Program under the Plan to be in effect for the year. The Compensation Committee will determine the number of shares of Common Stock to be awarded under the annual Program established under the Plan for such year, if any, including the number of shares to be awarded as Service-Based Restricted Stock, or Performance-Based Restricted Stock, the number of shares subject to Option and the number of Shares in the Directors Stock Award Program. The Compensation Committee shall designate the Associates allowed to participate in each annual Program. The Participants in a Program may differ from year to year. An Associate who has participated in an annual Program may or may not be selected to participate in a later Program. An Associate may be selected to participate in an annual Program even if the Associate did not participate in an earlier annual Program. Programs established in different years need not contain similar provisions.

6.2 Each annual Program will establish the total number of shares of Common Stock to be part of such Program for the year for each Eligible Associate and each Director. The number of shares available for a year may differ from the amount of shares available for prior years. The Compensation Committee shall have the discretion to establish different amounts of shares for different Eligible Associates based on different criteria, terms and conditions for different Eligible Associates.

6.3 Each annual Program will establish the terms and conditions under which the shares of Common Stock awarded to an Eligible Associate for the year must be earned by the Eligible Associate. Each annual Program will establish a vesting schedule for Service-Based Restricted Stock, a vesting schedule for Performance-Based Restricted Stock, and a vesting schedule for Options. Each of the foregoing vesting schedules may differ from the other vesting schedules, and may differ from vesting schedules established for prior years. Each annual Program will also establish Performance Standards which an Eligible Associate must meet in order to earn Performance-Based Restricted Stock. Performance Standards may differ among Eligible Associates, and may differ from Performance Standards established for prior years.

SECTION 7. OPTION PROVISIONS

7.1 An Eligible Associate selected by the Compensation Committee to receive a grant of Options not in connection with a Program or an Eligible Associate who participates in the Program for a particular year may receive a grant of Options, which shall be in such form and shall contain such terms and conditions as the Compensation Committee shall deem appropriate. A separate certificate or certificates will be issued for shares purchased on exercise of an Option or such shares may be registered in book entry registration with the Company’s direct registration service (DRS”). The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

7.2 Term. The Option must be exercised within the term stated in the Stock Award Agreement.

7.3 Price. The exercise price per share of Company Stock purchasable under an Option shall be determined by the Compensation Committee, provided however, that the exercise price shall not be less than one hundred (100%) percent of the Fair Market Value of a share of Company Stock at the time that the Option is granted, but in no account less than the par value of the share of Company Stock.

7.4 Time of Exercise. An Option to purchase a share of Company Stock may not be exercised until after the date on which the Option was granted and the date on which the Option on the share of Company Stock is vested. Except as provided in the Stock Option Agreement or Stock Award Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of Common Stock.

7.5 Consideration. The purchase price of Company Stock acquired pursuant to an Option shall be paid at the time the Option is exercised, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Compensation Committee under one of the following alternatives:

(1) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise.

(2) Subject to applicable law and with the approval of the Company, by payment of the exercise price through the sale of Company shares acquired on exercise of the options through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of the sale or loan proceeds sufficient to pay for such Company shares, together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by the Optionee by reason of such exercise.

(3) In any other form of legal consideration that may be acceptable to the Compensation Committee.

7.6 Transferability. An Option may be transferable without consideration to the extent provided in the Stock Award Agreement, provided however, that if the Stock Award Agreement does not specifically provide for transferability, than such Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Compensation Committee as provided in Section 7.10 below, in a form satisfactory to the Compensation Committee, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

7.7 Vesting. The total number of shares of Company Stock subject to an Option shall vest and become exercisable as provided in the Stock Award Agreement. Notwithstanding the immediately preceding sentence, the shares of Company Stock subject to an Option shall be one hundred (100%) percent vested upon the occurrence of a Change in Control.

7.8 Termination of Continuous Service. If an Optionee’s Continuous Service terminates for any reason other than Disability, Death or Qualified Retirement, then if the Optionee has not exercised his or her Option as of the date of such termination or within the time specified in the Stock Award Agreement, the Option shall terminate and the shares covered by such Option such revert to and again become available for issuance under the Plan.

7.9 Disability of Optionee. If an Optionee becomes Disabled and his or her Continuous Service to the Company and its Affiliates ceases by reason thereof, all Options held by such Optionee may be exercised at any time within the one (1) year period following such cessation of Continuous Service by virtue of the Disability (to the extent that the Optionee was entitled to exercise the Options of the date of termination, provided however that a Stock Award Agreement may provide for the acceleration of exercisability in the event of Disability). If, at the date of cessation of Continuous Service, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after cessation of Continuous Service, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.10 Death of Optionee. If an Optionee holding an Option which has not expired or terminated shall die, then the estate of such deceased Optionee, the person or persons to whom the Optionee’s rights under the Option were transferred by will or by the laws of descent and distribution, or the beneficiary designated by the Optionee in a written designation signed by the Optionee and filed with and approved by the Compensation Committee prior to the Optionee’s death may, at any time within six (6) months after the date of such death (whether or not the three (3) month or the one (1) year period, as the case may be, specified herein in the event of Qualified Retirement or Disability, if applicable, had commenced to run on the date of his or her death) exercise all such Options to the extent such Optionee was entitled to exercise such Options as of the date of the Optionee’s death, provided however, that a Stock Award Agreement may provide for the acceleration of exercisability in the event of death. Any such exercise shall be effected by written notice to the Company from the person entitled to exercise the Option and the person or persons giving the same shall furnish to the Company such other documents or papers as the Company may reasonably require, including without limitation evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.11 Qualified Retirement of Optionee. In the event an Optionee’s Continuous Service terminates after the Optionee has reached the age of at least sixty (60) years and has at least ten (10) years of service as an employee of the Company or any Affiliate (“Qualified Retirement”), all Options held by such Optionee may be exercised at any time within the three (3) month period following such Qualified Retirement to the extent that the Optionee was entitled to exercise the Options on the date of the Optionee’s Qualified Retirement, provided however that a Stock Award Agreement may provide for the acceleration of exercisability in the event of Qualified Retirement. If, at the date of such termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.12 Rights Prior To Exercise of Option. An Optionee shall have no rights as a shareholder of the Company, including but not limited to rights to dividends, with respect to the shares of Common stock subject to Option until payment of the exercise price and delivery to the Optionee of such shares as provided herein.

7.13 Stock Option Agreements. Options granted pursuant to this Plan shall be evidenced by Stock Option Agreements and Stock Award Agreements in such form as the Compensation Committee shall from time to time provide. Such Stock Option Agreements and Stock Award Agreements shall contain the terms and conditions set forth in this Plan for such agreements, including but not limited to the following: (i) time and method of payment; (ii) number of shares of Company Stock to which the agreement pertains; and (iii) Option Term.

7.14 No Repricing of Options Unless Repricing Subject to Stockholder Approval. In no event may the Compensation Committee grant Options in replacement of Options previously granted under this Plan or any other compensation plan of the Company, or may the Compensation Committee amend outstanding Options (including amendments to adjust an Option price) unless such replacement or adjustment (i) is subject to and approved by the Company’s stockholders or (ii) would not be deemed to be a repricing under the rules of the New York Stock Exchange.

SECTION 8. RESTRICTED STOCK PROVISIONS

8.1 This Section 8 applies to all Restricted Stock issued under the Plan, including both Service-Based Restricted Stock and Performance-Based Restricted Stock.

8.2 Upon the execution of a Restricted Stock Agreement by a Participant, the Company, in its sole discretion, shall either issue a certificate or certificates for the shares of Restricted Stock in the name of the Participant (which certificates may be held in custody by the Company until the restrictions have lapsed) or register the shares of Restricted Stock in book entry registration with the Company’s direct registration service (“DRS”) with appropriate instructions relating to the nontransferablity and potential forfeitability of the Restricted Stock. The Participant shall thereupon be a shareholder of the Company with respect to all of the shares of Company Stock so certificated or registered until the restrictions thereon have lapsed, with the rights of a shareholder, including the right to vote the shares and receive all dividends and other distributions paid with respect to such shares, provided however, that the shares shall be subject to forfeiture and restrictions as indicated below. All Restricted Shares will be subject to restrictions (and where applicable, a legend stating) that such shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with the terms of the Plan, and each transfer agent shall be instructed to like effect in respect of such shares.

8.3 The Restricted Period with respect to Restricted Stock issued hereunder shall mean a period set forth in the Restricted Stock Agreement or Stock Award Agreement that begins on the date of issuance of shares of Restricted Stock and ends on the date that the restrictions in Section 9 or Section 10, as applicable, are satisfied. The restrictions set forth respecting such shares of Restricted Stock shall lapse at such time as the Restricted Period ends.

8.4 The restrictions to which Restricted Stock are subject shall be as set forth in the Restricted Stock Agreement or Stock Award Agreement and consistent with Section 9 for Service-Based Restricted Stock or

Section 10 for Performance-Based Restricted Stock. Each Restricted Stock Agreement and Stock Award Agreement shall be in such form as the Compensation Committee shall deem appropriate and such form may be different with respect to separate grants to the same Participant or grants to different Participants. In addition, all shares of Restricted Stock, whether Service-Based Restricted Stock and/or Performance-Based Restricted Stock shall be subject to the following restrictions:

(1) Except as otherwise expressly provided in the Restricted Stock Agreement or Stock Award Agreement, during the Restricted Period, none of such shares may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and any attempt to do so shall be null and void.

(2) Except as otherwise expressly provided in the Restricted Stock Agreement or Stock Award Agreement, if a Participant’s Continuous Service with the Company or an Affiliate is terminated for any reason before the Restricted Period ends, the Participant shall forfeit any shares of Restricted Stock which have not been earned and are not one hundred (100%) percent vested at such time. Without limitation, the Compensation Committee may include in any or all future Stock Award Agreements and/or Restricted Stock Agreements, provisions providing for an acceleration (in full or partial) of vesting of Service Based Restricted Stock or Performance Based Restricted Stock, in the event of a termination of Continuous Service with the Company by reason of Death, Disability or Qualified Retirement of the recipient.

8.5 Any shares of Restricted Stock which are forfeited under the terms of this Plan shall revert to the Company and shall be available for re-issuance under this Plan at the decision of the Compensation Committee. Any certificate representing shares of Restricted Stock which have been forfeited shall be canceled, and any shares of Common Stock represented by such certificate which were not forfeited shall be reissued to the Participant under another certificate or certificates.

SECTION 9. SERVICE-BASED RESTRICTED STOCK

9.1 An Eligible Associate who is granted an award of Restricted Stock by the Compensation Committee not in connection with a Program or an Eligible Associate who participates in a Program established for a particular year may receive shares of Service-Based Restricted Stock, which shall be held by such Eligible Associate subject to the vesting schedule set forth in the Restricted Stock Agreement or Stock Award Agreement for the Eligible Associate between such person and the Company. Except as otherwise provided in the Restricted Stock Agreement or Stock Award Agreement, Service Based Restricted Shares will vest based on years of employment by the Company and/or any of its Affiliates beginning with the effective date of the Stock Award under which such shares were granted to the Participant. A Participant shall only receive credit for a year if the Participant provided a full year of Continuous Service to the Company and/or any of its Affiliates. An Eligible Associate must satisfy such vesting schedule in order to earn the right to own such shares free of the restrictions set forth herein. The vesting schedule may differ from one Restricted Stock grant to another, from one Program to another, and from one Eligible Associate to another. The shares held subject to such Agreement shall be referred to as Service-Based Restricted Shares.

9.2 Notwithstanding Section 9.1 above, all Service-Based Restricted Stock shall become one hundred (100%) percent vested upon a Change in Control.

9.3 At such time as an Eligible Associate is one hundred (100%) percent vested in such shares pursuant to the vesting schedule, they shall no longer be restricted and subject to the forfeiture and nontransferablity conditions imposed hereunder.

SECTION 10. PERFORMANCE BASED RESTRICTED STOCK

10.1 Performance Based Restricted Stock

(a) An Eligible Associate who is granted an award of Restricted Stock by the Compensation Committee not in connection with a Program or an Eligible Associate who participates in a Program established for a particular year may receive shares of Performance-Based Stock, which shall be held by such Eligible Associate subject to restrictions set forth in the Stock Award Agreement or Restricted Stock Agreement and which are based on Performance Standards. Upon satisfaction of the vesting requirements and the Performance Standards applicable to the respective Performance-Based Restricted Stock, such Stock shall no longer be subject to forfeiture and the restrictions shall be released and shall no longer apply. A Stock Award of Performance Based Restricted Stock may, but need not, provide that upon the partial satisfaction of the specified Performance Standards during the Performance Period, a portion (proportionate or otherwise) of such Performance Based Restricted Stock shall be released from the forfeiture and transferability restrictions.

(b) The objective performance goals established by the Compensation Committee (the “Performance Standards”) shall be one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:

(i) Earnings (either in the aggregate or on a per-Share basis);

(ii) Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

(iv) Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(v) Operating and maintenance cost management and employee productivity;

(vi) Shareholder returns (including return on assets, investments or equity);

(vii) Return measures (including return on assets or equity);

(viii) Growth or rate of growth in return measures (including return on assets or equity);

(ix) Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

(x) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(xi) Achievement of business or operational goals such as market share and/or business development;

provided that applicable performance goals may be applied on a pre- or post-tax basis; and provided further that the Compensation Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss or like matters

(c) The Compensation Committee shall determine the specific standards to be used from one grant to another, from one Program to another and from one Eligible Associate to another. The respective Performance Standards for different Participants may contain one or more common Performance Standards, and one or more Performance Standards unique to the respective Participant. Performance-Based Restricted Stock also may be subject to a service-based vesting schedule subject to the same principles and conditions as described above in Section 9 with respect to Service-Based Restricted Stock. As specified in the Restricted Stock Agreement or Stock Award Agreement, an Eligible Associate must satisfy both the performance and service vesting conditions in order to earn the right to own such shares without restriction. The shares held subject to such Agreement shall be referred to as Performance-Based Restricted Shares.

(d) Notwithstanding Section 10.1(a) and (c) above, upon a Change in Control, a Participant’s Performance-Based Restricted Stock not yet vested, shall immediately vest to the extent that the Participant has met the Performance Standards established with respect to such Stock. If the Participant has partially but not totally met such Performance Standards, then the Participant shall be vested in and with respect to a pro-rata part of such Performance-Based Restricted Stock based upon the percentage of such Performance Standards which such Participant has met as of the date of the Change in Control, and a portion of the shares of Restricted Stock equal to the amount vested shall be released from the forfeiture provision and shall thereupon become free from any restrictions. The determination of the extent to which a Participant is entitled to vest in accordance with the terms of this section 10.1(d) shall be made by the Compensation committee in its sole discretion.

(e) If the Eligible Associate satisfies the applicable Performance Standards within the Performance Period and such Eligible Associate has also satisfied the service-based vesting schedule, if any, for such shares set forth in the Stock Award, the Eligible Associate shall be one hundred (100%) percent vested in such shares and they shall no longer be restricted.

SECTION 11. DIRECTOR STOCK AWARDS

11.1 The Compensation Committee shall establish a Directors Stock Award Program under which Directors of the Company may receive shares of Company Stock. Each year, the Compensation Committee shall determine the number of shares of Company Stock which may be granted to Directors during such year, if any. The number of shares of Company Stock to be issued in any year may differ from the number of shares issued in other years. The Compensation Committee may decide that no shares of Company Stock will be issued to Directors in any particular year.

11.2 In any year in which shares of Company Stock are issued to Directors in accordance with this Section 11, a Director shall be eligible to receive shares if the Director is validly appointed and acting as a Director of the Company during the year. The Compensation Committee will set the amount of an award to a Director at the beginning of the year. A person shall be entitled to twenty-five (25%) percent of such amount for each full calendar quarter during the year in which such person is validly appointed and acting as a Director of the Company. Shares of Company Stock awarded for all quarters of a year shall be issued to Directors at the end of the year. A Director who is eligible to participate in the Directors Stock Award Program shall cease to be eligible to participate immediately as of the date that such person ceases to be a Director. The Directors who are eligible for the Directors Stock Award Program for any calendar quarter may differ from the Directors who are eligible for the Program in any other calendar quarter.

11.3 All shares of Company Stock issued under the Directors Stock Award Program shall be issued without the payment of any consideration to the Company by any Director. All shares issued under a Directors Stock Award Program shall be immediately one hundred (100%) percent vested in the Directors to whom they were issued, and not subject to forfeiture for any reason.

11.4 Each Director who receives shares of Company Stock issued for a calendar quarter shall be treated the same and shall receive the same number of shares of Company Stock for such quarter as any other Director who receives shares for such quarter.

11.5 Notwithstanding anything else contained herein, the Directors Stock Award Program shall be administered solely by the Compensation Committee, and the administration of the Program shall not be delegated to the Executive Committee or any other person or entity.

SECTION 12. RESPONSIBILITIES OF THE COMPANY

12.1 During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Company Stock required to satisfy the Stock Awards.

12.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards, provided however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

SECTION 13. USE OF PROCEEDS

Proceeds from the sale of stock pursuant to exercise of the Options shall constitute general funds of the Company to be held as part of the Company’s general assets.

SECTION 14. DELEGATION OF AUTHORITY

The Compensation Committee shall administer all aspects of the Plan for all Designated Executives. The Compensation Committee is authorized to delegate to the Executive Committee the authority to administer all aspects of the Plan for Participants other than Designated Executives. Upon any such delegation, with respect to Participants other than Designated Executives, the Executive Committee shall have full power, authority and discretion to administer and interpret the Plan and to adopt such rules, regulations, formulae, procedures, guidelines, agreements, guidelines and instruments for the administration of the Plan, and to appoint an administrator to conduct administrative tasks, all as the Executive Committee deems necessary or advisable; provided however that the Executive Committee’s (and its delegatee’s) actions shall be consistent with any formulas, procedures, regulations, guidelines, instruments or rules that have been adopted or approved by the Compensation Committee. Notwithstanding the above, only the Compensation Committee may designate any Designated Executive as a Participant in the Plan, or grant any Stock Award to a Designated Executive, or establish Performance Standards for any Designated Executive, or otherwise administer any Designated Executive’s participation in, or rights under, the Plan. Also notwithstanding the above, only the Compensation Committee may select and grant Options to persons who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or otherwise take action with respect to Options granted to such individuals.

SECTION 15. RULES AND PROCEDURES

15.1 The Compensation Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

15.2 No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

15.3 Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or an Affiliate to terminate the employment of any Employee with or without cause. The Company or an Affiliate may at any time terminate the employment of a Participant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, a Stock Award Agreement, a Restricted Stock Agreement or a Stock Option Agreement.

15.4 The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsections 7.6 or 8.4(1), as a condition of exercising an Option or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The sale of any Option granted pursuant to this Plan or sale of any shares purchased pursuant to the exercise of such by any Optionee who has given the investment representation required, or other person or persons attempting to sell any such Option or shares shall be made in full compliance with Rule 144 of the Securities Act and any attempted sale of such Option or shares that fails to so comply shall be deemed null and void by the Company. The foregoing requirements, and assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable security laws. The Company may require the Stock Award holder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Stock Award holder or permitting the Stock Award holder to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to legends restricting the transfer of the stock.

15.5 No Stock Award, or any portion of any Stock Award, granted pursuant to this Plan shall be assignable or transferable by the Recipient of the Stock Award, otherwise than by the will or the laws of descent and distribution, provided however that a Recipient may designate a beneficiary to exercise an Option after the Recipient’s death pursuant to a written designation of beneficiary filed with and approved by the Compensation Committee prior to the Recipient’s death.

15.6 No shares of Company Stock shall be delivered pursuant to any Stock Award, including but not limited to the exercise of any Option, in whole or in part, until (i) there shall have been such compliance as the Compensation Committee may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification or sale of securities and (ii) in the case of the exercise of an Option, payment in full of the exercise price for the exercise of the Option is received by the Company as permitted in the Stock Award Agreement.

15.7 No Associate or other person shall have any right to be granted any Stock Award under the Plan, and there is no obligation for uniformity of treatment of Associates (including Eligible Associates), Participants, Optionees or their beneficiaries under the Plan

15.8 All certificates for shares of Company Stock delivered in accordance with any Stock Award issued under the Plan shall be subject to such stock-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which Company Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

SECTION 16. ADJUSTMENTS UPON CHANGES IN STOCK

16.1 If any change is made in the Company Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reclassification, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of Company Stock subject to the Plan pursuant to Section 4, (or other securities or property of any successor entity as would have been issuable as a result of such change with respect to the shares of Company Stock subject to the Plan immediately prior to such change, all subject to further adjustment as provided in this Section) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of Company Stock (or other securities or property of any successor entity as would have been issuable as a result of such change that a holder of shares of Company Stock would have been entitled to receive if such Stock Award had been exercised or vested, as the case may be, immediately prior to such change, all subject to further adjustment as provided in this Section) subject to such outstanding Stock Awards. Such adjustments shall be made by the Compensation Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

16.2 Upon the occurrence of any change subject to Section 16.1, the difference between the Fair Market Value of the shares of Company Stock subject to Option and the aggregate exercise price of such shares, immediately after the change, shall be the same as the difference between the Fair Market Value of all shares of Company Stock subject to Option and the aggregate exercise price of such shares, immediately before such change. The new Option or assumption of the old Option shall not give an Optionee additional rights which the Optionee did not have under the old Option, or deprive the Optionee of any benefits which the Optionee had under the old Option.

16.3 In the event of a Control Change (as defined solely for purposes of this Section 16), the accelerated exercisability or accelerated vesting otherwise provided in this Plan or a Stock Award Agreement or Stock Option Agreement or Restricted Stock Agreement shall be deemed to occur on the 15th day prior to the effective date of such Control Change such that, upon a Control Change where current shares of Company Stock are exchanged for some other securities, cash or other value (x) a Participant holding an Option, if he or she exercises such Option prior to the Control Change, and (y) a Participant holding Restricted Stock, shall be entitled to receive the same such consideration that holders of Company Stock will be receiving upon such Control Change. To the extent that, during the 15-day period ending on the Control Change, a Participant fails to exercise an Option, and unless the surviving company, successor company, or the company acquiring all or substantially all of the Company’s assets, as the case may be, adopts and continues the Plan (without modification but with appropriate adjustments in exercise price, form of stock etc. preserving the Participant’s economic value in their Stock Award(s)), such Option shall terminate upon such Control Change and be null and void thereafter.

16.4 For purposes of this Section 16, a “Control Change” shall mean: (i) a dissolution or liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (a) a merger or consolidation in which shareholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power; (b) a transaction the principal purpose of which is to change the State of the Company’s incorporation; or (c) a merger of the Company into any of its wholly owned subsidiaries); or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty (50%) percent of the combined voting power entitled to vote in the election of Directors.

16.5 In the event of the dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

SECTION 17. AMENDMENT OF THE PLAN AND STOCK AWARDS

17.1 The Board at any time, and from time to time, may amend, alter, or suspend the Plan. However, except as provided in Section 16 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements, or to the extent that the amendment increases the number of shares of Company Stock to be issued under the Plan, increases the maximum amount of benefits which can be paid under the Plan to any one person or to change the permissible performance standards applicable to the Performance-Based Restricted Stock.

17.2 No amendment, alteration or suspension of the Plan shall be made without the approval of the Company’s shareholders that would, except as provided in Section 16, materially increase the total number of shares of Company Stock available under the Plan or would materially increase benefits accruing under the Plan or materially modify the requirements for participation in the Plan. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

17.3 Rights and obligations under any Stock Award granted before amendment, alteration or suspension of the Plan shall not be impaired by any amendment of the Plan unless (i) the Compensation Committee requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

17.4 The Compensation Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards previously granted under the Plan, provided however that the rights of any person under any Stock Award shall not be impaired by any such amendment unless (i) the Compensation Committee requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing. The Compensation Committee may correct any defect, supply an omission or reconcile any inconsistency in the Plan, any Program or any Stock Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding Stock Awards or the right or obligation to make future awards of Stock Awards in connection with the acquisition of another corporation or business entity, the Compensation Committee may, in its discretion, make such adjustments in the terms of Stock Awards under the Plan as it shall deem appropriate.

SECTION 18. TERMINATION OR SUSPENSION OF THE PLAN

18.1 The Board may terminate the Plan at any time. No Stock Awards may be granted under the Plan after it is terminated.

18.2 Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

SECTION 19. EFFECTIVE DATE OF PLAN RESTATEMENT

If approved by the Company’s shareholders, this amended and restated Plan is effective as of January 22, 2008.

SECTION 20. SEVERABILITY

If any provision of this Plan, any Program, any Stock Award Agreement, any Restricted Stock Agreement or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant, or would disqualify the Plan or any Stock Award or any part of any Stock Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Stock Award Agreement, the Restricted Stock Agreement or the Stock Option Agreement, it shall be stricken and the remainder of the Plan or any such agreement shall remain in full force and effect.

SECTION 21. WITHHOLDING

In the event that any portion of a Stock Award becomes taxable at any time, the Company’s obligation to deliver any shares of Company Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local tax withholding requirements, if any, as well as the withholding requirements of any foreign jurisdictions arising in connection with or under such Stock Award. In that regard, the Participant shall pay the amount of taxes, if any, required by the law of the United States or any applicable foreign jurisdiction to be withheld as a result of or under such Stock Award, as determined by the Compensation Committee: (a) by withholding from the amount of shares due the Participant; (b) by allowing the Participant to deliver to the Company shares of Company Stock having a fair market value on the date of payment equal to the amount of such required withholding taxes; or (c) by making payment to the Company in the manner specified by the Company, including but not limited to, a deduction from any payments of any kind otherwise due to the Participant from the Company or an Affiliate.

SECTION 22. CHOICE OF LAW

The validity, construction and effect of the Plan and rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

APPENDIX B

UMB FINANCIAL CORPORATION

2002 INCENTIVE STOCK OPTION PLAN

(amended and restated April 22, 2008)

1. Purpose of Plan

The purpose of this Plan is to promote the interests of UMB Financial Corporation (the “Company”) and its stockholders by encouraging key employees of the Company, and its subsidiaries, to invest in common stock of the Company and thereby acquire a proprietary and an increased personal interest in the Company, which will provide such employees with an additional incentive to remain in the employ of the Company and promote its continued success and progress.

2. Administration

(a) Committee. The Plan shall be administered by the Compensation Option Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), or such other committee designated by the Board. The Committee shall consist of not less than three directors, each of whom is a “Disinterested Person” within the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, (1) that only the Committee may select and grant options to persons who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or otherwise take action with respect to options granted to such individuals and (2) the Committee will specify in its delegation grant the total number of options such officer may so award.

(b) Duties. Subject to applicable law and the terms of the Plan, and in addition to such other powers and authority granted to the Committee under the terms of the Plan, the Committee shall have full power and authority to: (i) designate recipients of options (“Optionees”); (ii) determine the number of shares to be covered by each option, the option price and the term of the option; (iii) determine the terms and conditions, which need not be identical, of each option and prepare or cause to be prepared the respective option agreements incorporating such terms and conditions evidencing each option (the “Option Agreement”); (iv) determine whether, to what extent, under what circumstances, and by what method or methods options may be settled, exercised, canceled, forfeited, or suspended; (v) interpret and administer the Plan, any Option Agreement and any instrument or agreement relating to, or any option granted under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Unless otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Optionee, any stockholder, and any employee of the Company or of any affiliate. All determinations and selections of the Committee shall be made by a majority of its members.

3. Stock Available for Options

(a) Number Authorized. Subject to adjustment as provided in Paragraph 3(b), options with respect to one million (1,000,000) shares of common stock, par value $1.00 per share, of the Company (“Shares”) may be granted under this Plan. If any option granted hereunder shall expire, terminate or be forfeited for any reason during the term of the Plan without having been exercised in full, any Shares not purchased under such option shall become available for other options which may be granted under the Plan. Shares issued upon the exercise of options may consist, in whole or in part, of either previously authorized but unissued Shares or treasury Shares.

(b) Adjustments. In the event of a stock dividend, stock split, reverse stock split, or split-up the Committee shall make appropriate and proportionate adjustments in the aggregate number and class of Shares which may be delivered under the Plan, and in the number, class and option price of Shares subject to outstanding options granted under the Plan, provided that the number of Shares subject to any option shall always be a whole number. For any other corporate transaction affecting the Shares or any transaction or event for which the Committee determines an adjustment may be appropriate, the Committee shall determine whether such transaction or event affects the Shares such that, after considering Section 424 of the Code, as amended, and the regulations thereunder, including Treas. Reg. Section 1.425-1(e), as amended, any adjustment in the aggregate number and class of Shares which may be delivered under the Plan, or in the number, class and option price of Shares subject to outstanding options granted under the Plan, would be in the best interests of the Company. If the Committee determines an adjustment contemplated in the preceding sentence would be in the best interests of the Company and would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall make adjustments in the aggregate number and class of Shares which may be delivered under the Plan, and in the number, class and option price of Shares subject to outstanding options granted under the Plan as the Committee, in its sole discretion determines to be appropriate , provided that the number of Shares subject to any option shall always be a whole number. Furthermore, no adjustment shall be made with respect to options that would cause the Plan to violate Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4. Eligibility

Options may be granted only to full-time regular salaried employees of the Company or any “subsidiary corporation” of the Company, as that term is defined in Section 424 of the Code (a “Subsidiary Corporation”), who serve as an officer of the Company or a Subsidiary Corporation or as a department head (or in a comparable capacity) of the Company or any Subsidiary Corporation (“Eligible Employees”). The Committee shall determine which of such Eligible Employees shall receive options and the number of Shares subject to each option, taking into account the duties of the respective Eligible Employees, their present and potential contributions to the success of the Company, the number of years remaining in which effective service may be anticipated from them, and such other factors as it may deem relevant in connection with accomplishing the purpose of the Plan.

5. Stock Options

Options granted hereunder are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of any option granted hereunder shall comply in all-respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Any option granted under the Plan shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. Any such option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price per Share purchasable under an option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the fair market value of the Share on the date of grant of the option, and, provided, further, that such purchase price shall not be less than one hundred and ten percent (110%) of the fair market value of the Share on the date of grant with respect to an option granted to an Eligible Employee owning stock that possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent corporation (as defined in Section 424 of the Code (“Parent Corporation”)) or any Subsidiary Corporation (a “10% holder”). Fair market value shall be the per share closing price, regular way of the Company’s Shares on the day the option is granted or, if no trade of Company shares shall have been made on that date, the next preceding date on which there was a trade of shares as reported on the Nasdaq Global Select Market or other exchange on which the Company shares are listed.

(b) Option Term. The term of each option shall be fixed by the Committee in its sole discretion; provided, however, that no option shall be exercisable after the expiration of ten years from its date of grant and an option granted to a 10% holder shall not be exercisable after the expiration of five years from the date such option is granted.

(c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee; provided, that no option shall be exercisable during the period starting on the date of grant and ending on the day before the second anniversary date of the date of grant. No option may at any time be exercised with respect to a fractional share or with respect to fewer than ten (10) shares or the remaining shares then subject to the option, if less than ten (10).

(d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Option Agreement, any option may be exercised by an Optionee in whole or in part at such time or times, and the Optionee may make payment of the option price in such form or forms as the Committee shall determine, including, without limitation, payment by delivery of cash or Shares having a fair market value on the exercise date equal to the total option price, or by any combination of cash or Shares as the Committee may specify in the applicable Option Agreement. However, except as provided in Paragraph 10, no option shall be exercisable, in whole or in part, unless the Optionee is then in the employ of the Company and/or a Subsidiary Corporation and shall have continuously been so employed since the date the option was granted. Effective for all option grants made after February 1, 2008, an Optionee may, subject to applicable law, pay the exercise price through the sale of Company shares acquired on exercise of the options through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of the sale or loan proceeds sufficient to pay for such Company shares, together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by the Optionee by reason of such exercise.

(e) Limitations. In accordance with rules and procedures established by the Committee, the aggregate fair market value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Optionee are exercisable for the first time by such Optionee during any calendar year under the Plan and under any other plans of the Company or of any Parent Corporation or Subsidiary Corporation shall not exceed $100,000 or, if different, the maximum in effect under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. If, however, the limit described in the preceding sentence is exceeded as a result of an acceleration of an option’s exercisability as provided for in an Option Agreement, the Optionee’s otherwise valid options will not fail to be valid and exercisable; provided, however, that to the extent the aggregate fair market value of the Shares with respect to which such options are exercisable for the first time by the Optionee in any calendar year (under all plans of the Company or any Parent or Subsidiary Corporation) exceeds $100,000, or the limit then in effect under Section 422 of the Code, the amount in excess of such limit will be treated as non-qualified stock options and the amount at or below such limit will be treated as Incentive Stock Options.

6. Options Not Assignable

No option granted pursuant to this Plan shall be assignable or transferable by the Optionee, otherwise than by will or by the laws of descent and distribution; provided, however, that an Optionee may designate a beneficiary to exercise the option after the Optionee’s death pursuant to a written designation of beneficiary filed with and approved by the Committee prior to the Optionee’s death. An option shall be exercisable during the lifetime of an Optionee only by the Optionee or by the guardian or legal representative of an Optionee who is permanently and totally disabled (within the meaning of Section 22 (e) (3) of the Code).

7. Purchase for Investment

(a) Investment Representation. All Optionees meeting the definition of an “Affiliate” under Rule 144(a) of the Securities Act of 1933, as amended (the “Act”) as well as any other Optionee that the Committee may select, shall, in connection with an option granted under the Plan, be required by the terms of his or her Option

Agreement to represent and agree that all options granted pursuant to such Option Agreement and any and all Shares purchased pursuant to the exercise of any such options will be purchased for investment and not with a view to the distribution or resale thereof.

(b) Effect of Resale. The sale of any Shares purchased pursuant to the exercise of such option by any Optionee who has given the investment representation required by Paragraph 7(a), or other person or persons attempting to sell any such option or shares, shall be made in full compliance with Rule 144 of the Act and any attempted sale of such option or shares that fails to so comply shall be deemed null and void by the Company. With respect to any Option granted before February 1, 2008, if any Optionee or other person or persons exercising an option on his/her behalf shall sell or attempt to sell all or any part of the Shares so purchased pursuant to such option within one (1) year from the date of his/her purchase thereof, all other options theretofore granted to such Optionee or held by such person or persons and not yet exercised shall terminate immediately upon such sale or attempt to sell. Any Option granted on or after February 1, 2008 will not be subject to the one (1) year holding period set forth in the immediately preceding sentence.

8. Employee’s Agreement to Serve

Each employee receiving an option shall, as one of the terms of his Option Agreement, agree that he will remain in the employ of the Company or, at the election of the Company from time to time, a Subsidiary Corporation, for a period of at least two (2) years from the date the option is granted to him; and that he will, during such employment, devote his entire time, energy and skill to the service of the Company or such Subsidiary Corporation and the promotion of its interests, subject to vacations, sick leave and leaves of absence in accordance with the practices and policies of the Company and its Subsidiary Corporations. Such employment shall be at the pleasure of the Company or such Subsidiary Corporation, and shall be at such compensation as the Company or such Subsidiary Corporation shall determine from time to time. Nothing in the Plan or in any option granted pursuant thereto shall confer on any Optionee any right to continue in the employ of the Company or any Subsidiary Corporation or affect in any way the right of the Company or any Subsidiary Corporation to terminate an Optionee’s employment at any time. Further, the Company or Subsidiary Corporation may at any time terminate the employment of an Optionee, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

9. Rights of the Company in the Event of Competing Employment.

Each Eligible Employee receiving an option shall, as one of the terms of his Option Agreement, agree that in the event the employment of such Eligible Employee with the Company or any Subsidiary Corporation shall be terminated for any reason, and such Eligible Employee within two (2) years thereafter becomes employed by any person, business or entity engaged in business in competition with the business of the Company or any Subsidiary Corporation, or in any other manner, either directly or indirectly, on his or her own account, by or through any other individual or entity, as an officer, director, employee or stockholder of a corporation, or as a partner, employee or joint venturer, competes with the business of the Company or any Subsidiary Corporation, at a business location which is within a radius of thirty (30) miles of any business location of the Company or any Subsidiary Corporation, all options then held by such Eligible Employee shall terminate immediately and such Eligible Employee will pay to the Company (or its assigns) within thirty (30) days after demand by the Company, an amount equal to the excess, if any, of (a) the fair market value on the date of exercise of the Shares of Common Stock of the Company acquired upon the exercise of options granted under the Plan which were exercised at any time within the two (2) year period preceding the commencement of such competition, over (b) the purchase price paid for such Shares. Such amount shall be subject to adjustment as described in Paragraph 3(b) above. The Eligible Employee shall grant to the Company a right of set-off against any sums due him or her from the Company or a Subsidiary Corporation for all sums due the Company under this subparagraph.

10. Exercisability of Options Following Termination of Employment

(a) General. In the event that the employment of an Optionee shall be terminated due to death, permanent and total disability (within the meaning of Section 22 (e) (3) of the Code) or retirement after having reached an age of at least sixty (60) years and having, with respect to all Option grants made before February 1, 2008, at least twenty (20) years of service as an employee of the Company or any Subsidiary Corporation, and with respect to all Option grants made on or after February 1, 2008, at least ten (10) years of service as an employee of the Company or any Subsidiary Corporation, all options held by such Optionee shall remain exercisable for a limited period of time as indicated below, subject to earlier termination of such options as provided in Paragraphs 7 and 9 above. However, upon the expiration of such limited period of exercisability or (if earlier) upon the expiration of the option term, such option shall terminate and cease to be exercisable. In the event an Optionee is no longer employed by the Company or a Subsidiary Corporation for any other reason, all options held by such Optionee shall terminate and cease to be exercisable immediately upon the date that the Optionee ceased to be employed by the Company or any Subsidiary Corporation. Options granted under the Plan shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Company or a Subsidiary Corporation. The Option Agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

(b) Disability or Retirement of Optionee. If an Optionee terminates his employment with the Company or a Subsidiary Corporation after having reached an age of at least sixty (60) years and having, with respect to all Option grants made before February 1, 2008, at least twenty (20) years of service as an employee of the Company or any Subsidiary Corporation and with respect to all Option grants made on or after February 1, 2008, at least ten (10) years of service as an employee of the Company or any Subsidiary Corporation, (in either case a “Qualified Retirement”), all options held by such Optionee may be exercised at any time within the three (3)-month period following such Qualified Retirement to the extent the Optionee was entitled to exercise the options on the date of the Optionee’s Qualified Retirement. The Committee may provide in an Optionee’s Option Agreement that the Option become fully exercisable upon the Optionee’s Qualified Retirement. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code) and ceases by reason thereof to be an employee of the Company or a Subsidiary Corporation, all options held by such Optionee may be exercised at any time within the one (1)-year period following the termination of such Optionee’s employment by virtue of such permanent and total disability (to the extent the Optionee was entitled to exercise the options on the date of the termination; provided, that an Option Agreement may provide for the acceleration of exercisability in the event of permanent and total disability.) Notwithstanding the above, in no event may any option granted under this Plan be exercised after the expiration of the term for which the option was granted.

(c) Death of Optionee. If an Optionee holding an option which has not expired or terminated shall die, then the estate of the decedent, the person or persons to whom the Optionee’s rights under the option were transferred by will or by the laws of descent and distribution, or the beneficiary designated by the Optionee in a written designation filed with and approved by the Committee prior to the Optionee’s death may, at any time within six (6) months after the date of such death (whether or not the three (3)month or the one (1)-year period, as the case may be, specified in Paragraph 10(b) in the event of Qualified Retirement or permanent and total disability (within the meaning of Section 22 (e) (3) of the Code), if applicable, had commenced to run on the date of his or her death), but in no event after the expiration of the term for which the option was granted, exercise all such options to the extent such Optionee was entitled to exercise such options as of the date of the Optionee’s death; provided, that an Option Agreement may provide for the acceleration of exercisability in the event of death. Any such exercise shall be effected by written notice to the Company from the person entitled to exercise the option and the person or persons giving the same shall furnish to the Company such other documents or papers as the Company may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the option and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for.

11. Amendments and Termination.

The Committee may amend, alter, suspend, discontinue, or terminate the Plan, but no amendment, alteration, suspension, discontinuation, or termination shall be made that would impair the rights of an Optionee without the Optionee’s written consent, or that without the approval of the Company’s stockholders would:

(a) except as is provided in Paragraph 3(b) of the Plan, materially increase the total number of Shares available under the Plan;

(b) materially increase benefits accruing under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

The Committee may amend the terms of any option theretofore granted and may also substitute new options for options previously granted under this Plan or for options granted under any other compensation plan of the Company, including without limitation previously granted options having higher option prices, but no such amendment or substitution shall impair the rights of any Optionee without the Optionee’s written consent.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding options or the right or obligation to make future awards of options in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of options under the Plan as it shall deem appropriate.

12. General Provisions

(a) Delivery of Shares. No Shares shall be delivered pursuant to the exercise of any option, in whole or in part, until (i) there shall have been such compliance as the Company may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification, or sale of securities and (ii) payment in full of the option price thereof is received by the Company either in cash or, as specified in the related Option Agreement, in Shares or a combination of cash and Shares of the Company.

(b) Stockholder Rights. An Optionee shall not have any of the rights of a stockholder with respect to the Shares covered by an option until such Shares have been transferred to him on the books and records of the Company upon the exercise of the option.

(c) Rights to Awards. No employee or other person shall have any right to be granted any option under the Plan, and there is no obligation for uniformity of treatment of employees (including Eligible Employees), Optionee’s or their beneficiaries under the Plan.

(d) No Cash Consideration for Options. Options shall be granted for no cash consideration.

(e) Restrictions. All certificates for Shares delivered under the Plan pursuant to any option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

(g) Severability. If any provision of this Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Optionee or option, or would disqualify the Plan or any option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option, it shall be stricken and the remainder of the Plan and any such option shall remain in full force and effect.

h) No Right to Employment. The grant of an option shall not be construed as giving an Optionee the right to be retained in the employ of the Company or a Subsidiary Corporation. Further, the Company or a Subsidiary Corporation may at any time terminate the employment of an Optionee, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

i) Withholding Taxes. In the event that an option becomes taxable at the time of exercise or at any other time, the Company’s obligation to deliver the Shares upon the exercise of the option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local tax withholding requirements, if any, as well as the withholding requirements of any foreign jurisdictions arising out of the exercise of the option. In that regard, the Optionee shall pay the amount of taxes, if any, required by the law of the United States or any applicable foreign jurisdiction to be withheld as a result of the exercise of the option, as determined by the Committee: (a) by withholding from the amount of Shares due upon exercise of the option; (b) by allowing the Optionee to deliver to the Company Shares having a fair market value on the date of payment equal to the amount of such required withholding taxes; or (c) by making payment to the Company in the manner specified by the Company, including, but not limited to, a deduction from any payments of any kind otherwise due to the Optionee from the Company.

13. Effective Date and Term of Plan

This Plan was originally effective as of April 18, 2002. No option shall be granted pursuant to this Plan after April l7, 2012.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — UMB Financial Corporation	Common Card

1010 Grand Blvd. Kansas City, MO 64106

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING ON APRIL 22, 2008

The undersigned hereby appoints Peter J. deSilva, J. Mariner Kemper and Peter J. Genovese or any of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 22, 2008, at 9:00 a.m., and any adjournments thereof.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgement if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1 - 4 and AGAINST Proposal 5. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed and granted.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

| Financial Corporation

C123456789

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE		000000000.000000 ext 000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on April 22, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/UMBF • Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 – 4 and AGAINST Proposal 5.

1. Election of Class II Directors - Terms Expiring in 2011:	01 - Theodore M. Armstrong	02 - Kevin C. Gallagher	03 - Greg M. Graves
	04 - Paul Uhlmann III	05 - Thomas J. Wood III

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
			01	02	03	04	05
☐	For All EXCEPT -	To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

Instruction: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

☐

	For	Against	Abstain		For	Against	Abstain

2.  To ratify the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008.

	☐	☐	☐	3. To amend the UMB Financial Corporation Long-Term Incentive Compensation Plan.	☐	☐	☐

4. To amend the 2002 UMB Financial Corporation Incentive Stock Option Plan.	☐	☐	☐	5. To consider a shareholder proposal to eliminate classification of terms of the UMB Financial Corporation Board of Directors to require that all Directors stand for election annually.	☐	☐	☐
6. To transact such other matters as may properly come before the meeting or any adjournments thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — UMB Financial Corporation	Common Card

1010 Grand Blvd. Kansas City, MO 64106

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING ON APRIL 22, 2008

The undersigned hereby appoints Peter J. deSilva, J. Mariner Kemper and Peter J. Genovese or any of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 22, 2008, at 9:00 a.m., and any adjournments thereof.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgement if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1 - 4 and AGAINST Proposal 5. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed and granted.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.

| Financial Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	[GRAPHIC]

▼	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 – 4 and AGAINST Proposal 5.

1. Election of Class II Directors - Terms Expiring in 2011:	01 - Theodore M. Armstrong	02 - Kevin C. Gallagher	03 - Greg M. Graves
	04 - Paul Uhlmann III	05 - Thomas J. Wood III

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
			01	02	03	04	05
☐	For All EXCEPT -	To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

Instruction: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

☐

	For	Against	Abstain		For	Against	Abstain

2.  To ratify the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2008.

	☐	☐	☐	3. To amend the UMB Financial Corporation Long-Term Incentive Compensation Plan.	☐	☐	☐

4. To amend the 2002 UMB Financial Corporation Incentive Stock Option Plan.	☐	☐	☐	5. To consider a shareholder proposal to eliminate classification of terms of the UMB Financial Corporation Board of Directors to require that all Directors stand for election annually.	☐	☐	☐
6. To transact such other matters as may properly come before the meeting or any adjournments thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.